Exhibit 10.1


                                 $15,000,000.00


                           LOAN AND SECURITY AGREEMENT
                                 by and between

                           BALANCED CARE CORPORATION,
                    BCC AT HERMITAGE PARK CARE CENTER, INC.,
                        BCC AT LEBANON CARE CENTER, INC.,
                        BCC AT LEBANON PARK MANOR, INC.,
                    BCC AT MT. VERNON PARK CARE CENTER, INC.,
                 BCC AT MT. VERNON PARK CARE CENTER WEST, INC.,
                      BCC AT NEVADA PARK CARE CENTER, INC.,
                         BCC AT NIXA PARK CENTER, INC.,
                       BCC AT REPUBLIC PARK CENTER, INC.,
                      BCC AT SPRINGFIELD CARE CENTER, INC.,
                             DIXON MANAGEMENT INC.,
                            BCC AT DARLINGTON, INC.,
                       BALANCED CARE AT EYERS GROVE, INC.,
                         BALANCED CARE AT BUTLER, INC.,
                         BALANCED CARE AT SARVER, INC.,
                       BALANCED CARE AT NORTH RIDGE, INC.


                                       and
                               HCFP FUNDING, INC.




                                 April 22, 1999

                           LOAN AND SECURITY AGREEMENT

      THIS LOAN AND SECURITY AGREEMENT (this "Agreement") is made as of April 22, 1999, by and among BALANCED CARE CORPORATION, a Delaware corporation, BCC AT HERMITAGE PARK CARE CENTER, INC., a Delaware corporation, BCC AT LEBANON CARE CENTER, INC., a Delaware corporation, BCC AT LEBANON PARK MANOR, INC., a Delaware corporation, BCC AT MT. VERNON PARK CARE CENTER, INC., a Delaware corporation, BCC AT MT. VERNON PARK CARE CENTER WEST, INC., a Delaware corporation, BCC AT NEVADA PARK CARE CENTER, INC., a Delaware corporation, BCC AT NIXA PARK CENTER, INC., a Delaware corporation, BCC AT REPUBLIC PARK CENTER, INC., a Delaware corporation, BCC AT SPRINGFIELD CARE CENTER, INC., a Delaware corporation, DIXON MANAGEMENT INC., a Missouri corporation, BCC AT DARLINGTON, INC., a Delaware corporation, BALANCED CARE AT EYERS GROVE, INC., a Delaware corporation, BALANCED CARE AT BUTLER, INC., a Delaware corporation, BALANCED CARE AT SARVER, INC., a Delaware corporation, BALANCED CARE AT NORTH RIDGE, INC., a Delaware corporation (collectively and individually, the "Borrower"), and HCFP FUNDING, INC., a Delaware corporation (the "Lender").

                                    RECITALS

      The Borrower has requested that the Lender make available to the Borrower a revolving credit facility in the maximum principal amount of Fifteen Million Dollars ($15,000,000) at any one time outstanding (the "Loan"), and the Lender has agreed to make the Loan on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the promises and covenants contained in this Agreement, and for other consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      Section 1.1 As used in this Agreement, the following terms shall have the following meanings:

      Account. "Account" means any and all of the Borrower's now-owned and hereafter acquired or arising accounts, accounts receivable and rights to payment for goods sold or leased or services rendered, of every kind and description, whether or not evidenced by an instrument or chattel paper, and whether or not earned by performance, and all of the Borrower's contract rights, chattel paper, documents and instruments with respect thereto, and all of Borrower's rights, remedies, security and liens, in, to and in respect of the Accounts, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to the Accounts, deposits or other security for the obligation of any Account Debtor, and credit and other insurance.

      Account Debtor.   "Account Debtor" means any Person obligated on any
Account of Borrower.

1.1 Accounts Receivable Advance. "Accounts Receivable Advance" means, collectively and individually, any and all advances made hereunder based on Qualified Accounts. Accounts Receivable Borrower. "Accounts Receivable Borrower" means, collectively, all of the borrowers listed on Exhibit F attached hereto and made a part hereof, and each of such borrowers individually, together with their respective permitted successors and assigns. Accounts Receivable Facilities. "Accounts Receivable Facilities" means the facilities listed and described in Exhibit F attached hereto and made a part hereof.

      Affiliate. "Affiliate" means, with respect to a specified Person, any Person directly or indirectly controlling, controlled by, or under common control with the specified Person, including without limitation their stockholders and any Affiliates thereof. A Person shall be deemed to control a corporation or other entity if the Person possesses, directly or indirectly, the power to direct or cause the direction of the management and business of the corporation or other entity, whether through the ownership of voting securities, by contract, or otherwise.

      Agreement.   "Agreement" means this Loan and Security Agreement, as it
may be amended, modified, supplemented or restated from time to time.

      Applicable Environmental Law. "Applicable Environmental Law" shall mean any applicable federal, state or local laws, rules or regulations pertaining to health or the environment, or petroleum products, or radon radiation, or oil or hazardous substances, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA") and the Federal Emergency Planning and Community Right-To-Know Act of 1986, as amended. The terms "hazardous substance" and "release" shall have the meanings specified in CERCLA, and the terms "solid waste," "disposal," "dispose," and "disposed" shall have the meanings specified in RCRA, except that if such acts are amended to broaden the meanings thereof, the broader meaning shall apply herein prospectively from and after the date of such amendments; notwithstanding the foregoing, to the extent that any state in which any portion of the Property is located establishes a meaning for "hazardous substance" or "release" which is broader than that specified in CERCLA, as CERCLA may be amended from time to time, or a meaning for "solid waste", "disposal" and "disposed" which is broader than specified in RCRA, as RCRA may be amended from time to time, such broader meanings under such state law shall apply in all matters relating to the laws of such state.

      Base Rate.   "Base Rate" means a rate of interest equal to two and
three quarters of one percent (2.75%) above the Prime Rate of Interest.

      Borrowed Money. "Borrowed Money" means any obligation to repay borrowed money, any indebtedness evidenced by notes, bonds, debentures or similar obligations, any obligation under a conditional sale or other title retention agreement and the net aggregate rentals under any lease which under GAAP would be capitalized on the books of the Borrower or which is the substantial equivalent of the financing of the property so leased.

      Borrower.   "Borrower" means, individually, each the Accounts
Receivable Borrowers and each of the Real Estate Borrowers, and all of such parties collectively.

      Borrowing Base. "Borrowing Base" has the meaning set forth in Section 2.1(d) hereof.

      Borrowing Base Certificate. "Borrowing Base Certificate" means each borrowing base certificate submitted by Borrower to Lender pursuant to the requirements hereof.

      Business Day. "Business Day" means any day on which financial institutions are open for business in the State of Maryland, excluding Saturdays and Sundays.

      Closing Date. "Closing Date" means the date of execution and delivery of this Agreement.

      Collateral. "Collateral" means, collectively, the Pledgor Collateral and the Accounts Receivable Collateral, as such capitalized terms are defined in Sections 3.1A and 3.1B hereof.

      Commitment Fee. "Commitment Fee" means a commitment fee payable by the Borrower to the Lender in an amount equal to $100,000.00.

      Concentration Account. "Concentration Account" has the meaning set forth in Section 2.3 hereof.

      Conditions to Real Estate Advance. "Conditions to Real Estate Advances" means all of those Conditions to Real Estate Advances set forth in Exhibit E attached hereto and made a part hereof by this reference.

      Conditions for Closing. "Conditions for Closing" means all of those conditions for closing set forth and described in Article V hereof.

      Controlled Group. "Controlled Group" means a "controlled group" within the meaning of Section 4001(b) of ERISA.

      Cost Report Settlement Account. "Cost Report Settlement Account" means an Account owed to the Accounts Receivable Borrower by a Medicaid/Medicare Account Debtor pursuant to any cost report, either interim, filed or audited, as the context may require.

      Default Rate. "Default Rate" means a rate per annum equal to three percent (3%) above the then applicable Base Rate.

      Depository Account. "Depository Account" shall have the meaning assigned to such term in Section 2.3 hereof.

      Depository Account Bank. "Depository Account Bank" shall have the meaning assigned to such term in Section 2.3 hereof.

      EBITDA. "EBITDA" means, the sum of the following, calculated individually with respect to each Real Estate Borrower, and then added together for all Real Estate Borrowers, as determined in accordance with GAAP and reflected in Borrower's most current consolidated financial statements: (a) net income (after rental expense with respect to each Leasehold Facility), plus (b) interest expense, plus (c) depreciation and amortization, plus (d) income tax expense, plus (e) fifty percent (50%) of the management fee expense, for (i) at all times during the period starting on the Closing Date and ending on October 31, 1999 the twelve (12) most recently completed calendar months, and (ii) at all times during the period starting on November 1, 1999 and ending on the last day of the Term, the six (6) most recently completed calendar months on annualized basis. If any Property has a negative EBITDA for any period, then for purposes of this definition, EBITDA for that period for such Property shall equal zero. For purposes of this definition, management fee expense shall be limited as described in Section 7.6 hereof.

      Exhibit. "Exhibit" means an Exhibit to this Agreement, unless the context refers to another document, and each such Exhibit shall be deemed a part of this Agreement to the same extent as if it were set forth in its entirety wherever reference is made thereto.

      ERISA. "ERISA" has the meaning set forth in Section 4.12.

      Event of Default. "Event of Default" and "Events of Default" have the meanings set forth in Section 8.1 hereof.

      Eyers Grove Property. "Eyers Grove Property" means that portion of the Property owned by BCC at Eyers Grove, Inc.

      Facility. "Facility" means collectively, all of the Accounts Receivable Facilities, and each of such facilities individually.

      GAAP. "GAAP" means generally accepted accounting principles applied in a manner consistent with the financial statements referred to in Section 4.7.

      Governmental Authority. "Governmental Authority" means and includes any federal, state, District of Columbia, county, municipal, or other government and any department, commission, board, bureau, agency or instrumentality thereof, whether domestic or foreign.

      Hazardous Material. "Hazardous Material" means any substances defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance, or similar term, by any environmental statute, rule or regulation or any Governmental Authority.

      Highest Lawful Rate.   "Highest Lawful Rate" means the maximum lawful
rate of interest referred to in Section 2.7 that may accrue pursuant to this Agreement.

      Indebtedness. "Indebtedness" means any (i) obligations for borrowed money, or obligations of any Person, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in connection with the purchase of inventory customary in the trade, (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired, (iv) the amount of any other obligation (including obligations under financing leases) which would be shown as a liability on a balance sheet prepared in accordance with GAAP or
(v) all or any portion of the Obligations.

      Indemnity Agreement. "Indemnity Agreement" means, collectively, (i) that certain Environmental Indemnity Agreement of even date herewith from each Real Estate Borrower and the Parent in favor of Lender, and (ii) any and all other Environmental Indemnity Agreements that may hereafter be executed and delivered by any Real Estate Borrower and the Parent in favor of the Lender, as the same may be amended, modified and restated from time to time.

      Insurer. "Insurer" means a Person that insures a Patient against certain of the costs incurred in the receipt by such Patient of Medical Services, or that has an agreement with Borrower to compensate Borrower for providing services to a Patient.

      Instruments. "Instruments" means all instruments, chattel paper, documents or other writings obtained from or used in connection with the Accounts (including, without limitation, all ledger sheets, computer records and printouts, data bases, programs, books of account and files relating thereto).

      Leasehold Borrower. "Leasehold Borrower" means, collectively and individually, those borrowers described in Exhibit I attached hereto and made a part hereof, as the same may be amended from time to time; provided, however, any such borrower shall not constitute a "Borrower" or "Real Estate Borrower" hereunder, or be subject to any terms and conditions hereof, unless and until such borrower becomes a "Borrower" and joins in this Agreement, as contemplated herein.

      Leasehold Facility. "Leasehold Facility" means, individually and collectively, each Property covered by a Leasehold Mortgage, as described in
Exhibit I attached hereto.

      Leasehold Mortgage. "Leasehold Mortgage" means, individually and collectively, each leasehold mortgage, deed of trust or other real estate security instrument granting the leasehold interest of the Grantor thereunder executed and delivered by the Leasehold Borrower to secure the Obligations, as amended, modified and restated.

      Leases. "Leases" means each existing or future lease, any sublease, tenancy, use, occupancy or other agreements under the terms of which any person or entity has or acquires any right to occupy or use the Property or any portion thereof, or interest therein, and each existing or future guaranty of payment or performance thereunder, and all extensions, renewals, modifications and replacements of each such lease, sublease, guaranty or other agreement.

      Lender's Affiliate. "Lender's Affiliate" means any parent, subsidiary or other affiliate of the Lender, and their respective successors and assigns.

      Lien. "Lien" means any voluntary or involuntary mortgage, security deed, deed of trust, deed to secure debt, lien, pledge, assignment, security interest, title retention agreement, financing lease, levy, execution, seizure, judgment, attachment, garnishment, charge, lien or other encumbrance of any kind, including those contemplated by or permitted in this Agreement and the other Loan Documents.

      Lender. "Lender" has the meaning set forth in the Preamble of this Agreement.

      Loan. "Loan" has the meaning set forth in the Preamble of this Agreement.

      Loan Documents. "Loan Documents" means and includes this Agreement, the Note, the Mortgage (including the Leasehold Mortgage), the Indemnity Agreement, the Subordination Agreement, together with all other notes, security agreements, deeds of trust, mortgages, collateral assignments, assignments of rents, depository agreements, financing statements, letter agreements or other documents now or hereafter executed and delivered to evidence, secure, guaranty, or in connection with, the Loan or the Obligations, as the same may be amended, modified, supplemented, restated or replaced from time to time.

      Maturity Date. "Maturity Date" means the date which all of the Obligations are due and payable, which date is three (3) years after the date of this Agreement, unless earlier accelerated following an Event of Default, or unless extended pursuant to a written agreement between the Borrower and the Lender.

      Maximum Loan Amount. "Maximum Loan Amount" shall have the meaning set forth in Section 2.1 hereof.

      Medicaid/Medicare Account Debtor. "Medicaid/ Medicare Account Debtor" means any Account Debtor which is (i) the United States of America acting under the Medicaid/Medicare program established pursuant to the Social Security Act,
(ii) any state or the District of Columbia acting pursuant to a health plan adopted pursuant to Title XIX of the Social Security Act, or (iii) any agent, carrier, administrator or intermediary for any of the foregoing.

      Medical Services. Medical and health care services provided to a Patient, including, but not limited to, medical and health care services provided to a Patient and performed by Borrower which are covered by a policy of insurance issued by an Insurer, and includes physician services, nurse and therapist services, dental services, hospital services, skilled nursing facility services, comprehensive outpatient rehabilitation services, home health care services, residential and out-patient behavioral healthcare services, and medicine or health care equipment provided by Borrower to a Patient for a necessary or specifically requested valid and proper medical or health purpose.

      Meditrust. "Meditrust" means Meditrust Mortgage Investments, Inc., a Delaware corporation, and its successors and assigns.

      Mortgage. "Mortgage" means, individually, each of the mortgages, deeds of trust, amendments to mortgages and amendments to deeds of trust listed and described in Exhibit G attached hereto and made a part hereof by this reference, and all of such mortgages collectively, as the same may be amended, modified, supplemented, restated and replaced from time to time, together with any and all other mortgages, deeds of trust and leasehold mortgages and deeds of trust which may hereafter be executed and delivered by any Borrower (whether now existing as a Borrower hereunder or hereafter added as a Borrower hereunder pursuant to an amendment hereto) in favor of Lender to secure the Obligations. "Mortgage" includes the Leasehold Mortgage.

      Note. "Note" means that certain Revolving Credit of even date herewith in the principal amount of the Loan made by the Borrower payable to the Lender, as the same may be amended, modified, restated and replaced from time to time.

      Obligations. "Obligations" has the meaning set forth in Section 3.1 hereof.

      Parent. "Parent" means Balanced Care Corporation, a Delaware corporation, together with its permitted successors and assigns.

      Patient. "Patient" means any Person receiving Medical Services from Borrower and all Persons legally liable to pay Borrower for such Medical Services other than Insurers.

      Permits. "Permits" means all licenses, permits, certificates, approvals, authorizations and registrations obtained from any governmental or quasi-governmental authority and required, used or useful in connection with the ownership, operation, use or occupancy of the Property or the Facility, including, without limitation, environmental permits, business licenses, state health department licenses, food service licenses, licenses to conduct business, certificates of need, regulatory approvals and all such other permits, licenses, rights and approvals.

      Permitted Liens. "Permitted Liens" means: (a) liens for taxes, assessments or governmental charges and levies not delinquent, or which are being contested in good faith and by appropriate proceedings which suspend the collection thereof and in respect of which adequate reserves have been made (provided that such proceedings do not, in Lender's reasonable discretion, involve any substantial danger of the sale, loss or forfeiture of such property or assets or any interest therein); (b) deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, or under unemployment insurance; (c) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business; (d) mechanic's, workmen's, materialmen's or other like liens arising in the ordinary course of business with respect to obligations which are not due, or which are being contested in good faith by appropriate proceedings which suspend the collection thereof and in respect of which adequate reserves have been made (provided that such proceedings do not, in Lender's sole discretion, involve any substantial danger of the sale, loss or forfeiture of such property or assets or any interest therein); (e) liens and encumbrances in favor of Lender or Lender's Affiliate; (f) liens granted in connection with the lease or purchase of property or assets financed by borrowings permitted by
Section 7.1 (provided, however, that no such borrowings permitted by Section 7.1 may be secured by liens on any of the Collateral except for borrowings permitted under Section 7.1); (vi) which may be secured by a purchase money lien against the equipment acquired); (g) all existing liens and encumbrances against the Property not removed from the Lender's applicable title policy or policies for the Property; and (h) liens set forth on Schedule 1.1 attached hereto and made part hereof; (i) future liens and security interests which replace the existing liens described on Schedule 1.1 provided the principal amount secured by any such new lien does not exceed the principal amount secured by the replaced lien.

      Person. "Person" means an individual, partnership, corporation, trust, joint venture, joint stock company, limited liability company, association, unincorporated organization, Governmental Authority, or any other entity.

      Plan. "Plan" has the meaning set forth in Section 4.12.

      Prime Rate of Interest. "Prime Rate of Interest" means that rate of interest designated as such by Fleet National Bank of Connecticut, N.A., or any successor thereto, as the same may from time to time fluctuate.

      Proceeds. "Proceeds" means all proceeds (whether cash or non-cash, moveable or immoveable, tangible or intangible), including proceeds of insurance and condemnation, from the sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the Collateral.

      Prohibited Transaction.   "Prohibited Transaction" means a "prohibited
transaction" within the meaning of Section 406 of ERISA or Section 4975(C)(1) of the Internal Revenue Code.

      Property. "Property" means, individually, each of the parcels of real property described in the Mortgages (as described in Exhibit I attached hereto and made a part hereof), and all of such parcels, collectively, together with all other personal property described in the Mortgage.

      Qualified Account. "Qualified Account" means an Account of the Accounts Receivable Borrower generated in the ordinary course of the Accounts Receivable Borrower's business and which is not excluded from the criteria set forth below. No Account shall be a Qualified Account if: (a) the Account or any portion thereof is payable by an individual beneficiary, recipient or subscriber individually and not directly to Accounts Receivable Borrower by a Medicaid/Medicare Account Debtor, commercial medical insurance carrier, health maintenance organization or other commercial third party payor acceptable to Lender in its sole discretion; (b) the Account remains unpaid more than ninety
(90) days past the claim or invoice date (but in no event more than one hundred and five (105) days after the applicable

Medical Services have been rendered); (c) the Account is subject to any defense, set-off, counterclaim, deduction, discount, credit, chargeback, freight claim, allowance, or adjustment of any kind; (d) if the Account arises from the sale of goods by Borrower, such sale was not an absolute sale or on consignment or on approval or on a sale-or-return basis or subject to any other repurchase or return agreement, or such goods have not been shipped to the Account Debtor or its designee; (e) if the Account arises from the performance of services, such services have not been actually been performed or were undertaken in violation of any law; (f) the Account is subject to a lien other than a Permitted Lien;
(g) the Accounts Receivable Borrower knows of the bankruptcy, receivership, reorganization, or insolvency of the Account Debtor; (h) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; (i) the Account is an Account of an Account Debtor having its principal place of business or executive office outside the United States; (j) the Account Debtor is an Affiliate or Subsidiary of the Accounts Receivable Borrower; (k) more than twenty-five percent (25%) of the aggregate balance of all Accounts owing from the Account Debtor obligated on the Account are outstanding more than one hundred and twenty (120) days past their invoice date;
(l) fifty percent (50%) or more of the aggregate unpaid Accounts from any individual Account Debtor are not deemed Qualified Accounts hereunder; (m) any covenant, representation or warranty contained in Section 4.3 of the Loan Agreement with respect to such Account has been breached; or (n) the Account fails to meet such other reasonable specifications and requirements which may from time to time be established by Lender.

      Real Estate Advance. "Real Estate Advance" means any advance made hereunder based on the Real Estate Borrowing Base described in Section 2.1(d) hereof of any Property covered by the Mortgage.

      Real Estate Borrowers. "Real Estate Borrowers" means each and all of the grantors of the Mortgages, as described in Exhibit G and Exhibit I (including each Leasehold Borrower) attached hereto and made a part hereof, together with their permitted successors and assigns.

      Reimbursement Contracts. "Reimbursement Contracts" shall mean all contracts and rights pursuant to reimbursement or third party payor programs and contracts for the Facility which are now or hereafter in effect with respect to patients qualifying for coverage under the same, including, but not limited to, Medicare, Medicaid, any successor program or other similar reimbursement program (whether operated by a governmental or quasi-governmental agency or by a private Person) and private insurance agreements.

      Rents. "Rents" means all rent and other payments of whatever nature from time to time payable pursuant to any lease of the Property, or any part thereof, including (without limitation) leases of individual apartments or units to residents and leases of retail space for businesses such as pharmacies, stores, beauty shops, barber shops, newsstands, physicians' offices, and specialty shops.

      Reportable Event. "Reportable Event" means a "reportable event" as defined in Section 4043(b) of ERISA.

      Revolving Credit Loan. "Revolving Credit Loan" shall have the meaning set forth in Section 2.1(b) hereof, and shall include (without limitation) all Real Estate Advances and all Accounts Receivable Advances.

      Subordination Agreement. "Subordination Agreement" means that certain Accounts Receivable Intercreditor Agreement by and among the Borrower, the Lender and Meditrust pursuant to which Meditrust shall agree (among other things) to subordinate its lien on and security interest in the Collateral of the Accounts Receivable Borrowers (or some portion thereof) to the lien and security interests granted in favor of Lender in this Agreement and/or in the Mortgage and to such other matters as may be required by Lender, as the same may be amended from time to time.

      Term. "Term" means the time period commencing on the date of this Agreement and ending on the Maturity Date.

      Termination Fee. "Termination Fee" means the termination fee described in
Section 2.8 hereof.

      Term Loan. "Term Loan" means the $5,000,000 term loan previously made by Lender to the Borrower, as evidenced by the Term Note.

      Term Note. "Term Note" means that certain Secured Term Note dated March 15, 1999 in the principal amount of $5,000,000 made by Borrower to Lender.

      Title Company. "Title Company" means First American Title Insurance Company or such other title insurance company as may be approved by Lender.

      Section 1.2 Singular terms shall include the plural forms and vice versa, as applicable, of the terms defined.

      Section 1.3 Terms contained in this Agreement shall, unless otherwise defined herein or unless the context otherwise indicates, have the meanings, if any, assigned to them by the Uniform Commercial Code in effect in the state in which any Collateral for the Obligations is located.

      Section 1.4 All accounting terms used in this Agreement shall be construed in accordance with GAAP, except as otherwise defined.

      Section 1.5 All references to other documents or instruments shall be deemed to refer to such documents or instruments as they may hereafter be extended, renewed, modified, or amended and all replacements and substitutions therefor.

                                   ARTICLE II
                                TERMS OF THE LOAN

      Section 2.1 Terms.

            (a) Subject to the availability under the Borrowing Base, the maximum aggregate principal amount of the Loan which may be extended by Lender to Borrower under this Agreement and remain outstanding at any time is Fifteen Million and No/100 Dollars ($15,000,000.00) (the "Maximum Loan Amount").

      Notwithstanding the foregoing, provided no Event of Default has occurred, the Borrower shall be permitted to reduce the Maximum Loan Amount subject to the following conditions:

      (a) At any time during the period commencing October 1 and ending on October 31 of each year during the Term of the Loan, but no more than once during such period, the Borrower may deliver to Lender a written request to reduce the Maximum Loan Amount (such request being hereinafter referred to as a "Reduction Notice").

      (b) Following Lender's receipt of a Reduction Notice, the Maximum Loan Amount shall be reduced as of November 1 of the year in which the Reduction Notice is delivered.

      (c) The Maximum Loan Amount may be reduced by no more than $5,000,000.00 per year.

      (d) Once the Maximum Loan Amount is reduced, it may not be increased.

      (e) Any reduction of the Maximum Loan Amount (i) shall not effect the calculation of the Termination Fee described in Section 2.8(c) hereof (i.e., any Termination Fee shall be calculated based on the original Maximum Loan Amount equal to $15,000,000); and (ii) shall effect the calculation of the Usage Fee (i.e., the Usage Fee shall be calculated on the Maximum Loan Amount in effect from time to time).

            (b) The Loan shall be in the nature of a revolving line of credit, and shall include sums advanced and other credit extended by Lender to or for the benefit of Borrower from time to time under this Article II (each such advance being hereinafter referred to as a "Revolving Credit Loan"), up to the Maximum Loan Amount and subject to the availability under the Borrowing Base, and the requests of Borrower pursuant to the terms and conditions of Section 2.2 below. The outstanding principal balance of the Loan may fluctuate from time to time, to be reduced by repayments made by Borrower (which may be made without penalty or premium), and to be increased by future Revolving Credit Loans, advances and other extensions of credit to or for the benefit of Borrower, and shall be due and payable in full upon the Maturity Date, unless earlier terminated or accelerated by Lender in accordance with the terms of this

Agreement. For purposes of this Agreement, any determination as to whether there is availability under the Borrowing Base for advances shall be made by Lender in its reasonable discretion.

            (c) On the Closing Date, in addition to satisfying the Conditions for Closing and the Conditions to Real Estate Advances (if any Real Estate Advance shall be made on the Closing Date), Borrower shall execute and deliver to Lender the Promissory Note evidencing Borrower's unconditional obligation to repay Lender for all Revolving Credit Loans, advances, and other extensions of credit made under the Loan, in the form of Exhibit A to this Agreement. The Note shall bear interest from the date of the first advance made hereunder until repaid, with interest payable monthly in arrears on the first Business Day of each month, at a rate per annum (on the basis of the actual number of days elapsed over a year of 360 days) equal to the Base Rate, provided that after an Event of Default the applicable interest rate shall be equal to the Default Rate. Each Revolving Credit Loan, advance and other extension of credit shall be deemed evidenced by the Note, which is deemed incorporated herein and made a part hereof.

            (d) The maximum aggregate principal balance of all Revolving Credit Loans outstanding at any time hereunder shall not exceed the Borrowing Base. The Borrowing Base shall equal the sum of the following: (i) with respect to each Property covered by a first priority fee simple Mortgage in favor of Lender, an amount not to exceed eighty percent (80%) of the product of 8.0 times EBITDA, plus (ii) with respect to each Leasehold Facility, an amount not to exceed the lesser of eighty percent (80%) of the product of 5.0 times EBITDA, or eighty percent (80%) of the product of the number of years remaining under the applicable lease times EBITDA (such formulas described in subparagraphs (i) and (ii) above being referred to herein as the "Real Estate Borrowing Base"); plus
(ii) eighty percent (80%) of the Qualified Accounts due and owing from any Medicaid/Medicare Insurer or other Account Debtor (such formula being referred to herein as the "Accounts Receivable Borrowing Base"). Notwithstanding the foregoing, that portion of the Real Estate Borrowing Base attributable to the Leasehold Borrowers shall not exceed fifteen percent (15%) of the Real Estate Borrowing Base, and any advances made against any of the Leasehold Facilities shall be conditioned upon Lender obtaining a written agreement from the applicable fee owner, which agreement shall provide appropriate consents and lease protection deemed appropriate by Lender in its sole credit judgment. Calculation of the Borrowing Base shall be subject to Lender's reasonable review.

            (e) Borrower shall deliver a complete and accurate Borrowing Base Certificate, in the form attached hereto as Exhibit H, reflecting its most recent calculation of the Borrowing Base (i) immediately prior to any advance of Loan proceeds provided that such Borrowing Base Certificate shall be based on Borrower's financial data for the latest month which is closed in the Borrower's ordinary course of business which shall in no event be later than 30 days after the end of each month, and (ii) on the 30th day of each month (for the previous month) throughout the Term.

      Section 2.2 Loan Administration. Borrowings under the Loan shall be as follows:

            (a) A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in either of the following manners:

                  (i) not later than 2:00 pm Eastern time at least one (1) Business Day prior to the proposed date of advance, Borrower shall give Lender notice of its intention to borrow, which notice shall (A) be in the form of the Borrowing Base Certificate, (B) specify the amount of the proposed Revolving Credit Loan and the proposed borrowing date, and (C) specify whether the advance shall be an Accounts Receivable Advance or a Real Estate Advance, or a combination of both; provided, however, that no such request may be made at a time when there exists an Event of Default; and

                  (ii) in the event that any amount becomes due under the terms of this Agreement which is not paid within any applicable grace or cure period, whether such amount is interest, principal, fees or any other portion of the Obligations, such event shall be deemed to constitute an irrevocable request for a Revolving Credit Loan on the due date in the amount required to pay such Obligation (provided, however, Borrower shall not be liable for an Event of Default arising from the failure of a representation or warranty deemed to have been made at the time any Revolving Credit Loan is made under this
Section 2.2(a)(ii).

            (b) Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, as follows:

                  (i) the proceeds of each Revolving Credit Loan requested under subsection 2.2(a)(i) shall be disbursed by Lender by wire transfer to such bank account as may be directed by Borrower from time to time or elsewhere if pursuant to written direction from Borrower; and

                  (ii) the proceeds of each Revolving Credit Loan requested under subsection 2.2(a)(ii) shall be disbursed by Lender by way of direct payment by Lender of the relevant interest or other Obligation; provided, however, that Lender agrees that it shall provide Borrower with an invoice specifying the amounts to be disbursed pursuant to this Section 2.2(b)(ii).

            (c) All Revolving Credit Loans, advances and other extensions of credit to or for the benefit of Borrower (including, without limitation, all Real Estate Advances and all Accounts Receivable Advances) shall constitute one general Obligation of Borrower, and shall be secured by the lien on, and security interest in, the Collateral.

            (d) Lender shall enter all Revolving Credit Loans as debits to a loan account in the name of Borrower and shall also record in such loan account all payments made by Borrower on any Obligations and all proceeds of Collateral which are paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower. All collections into the Concentration Account pursuant to Section 2.3 hereof shall be applied first to fees, costs and expenses due and owing under the Loan Documents, then to interest due and owing under the Loan Documents, and then to principal outstanding with respect to Revolving Credit Loans.

            (e) On a monthly basis, Lender will provide to Borrower a statement of Revolving Credit Loans, charges and payments made pursuant to this Agreement, and such accounting rendered by Lender shall be deemed final, binding and conclusive upon Borrower unless Lender is notified by Borrower in writing to the contrary within thirty (30) days of the date each accounting is received by Borrower (which receipt may be confirmed by Lender either by an overnight delivery service, facsimile confirmation or U.S. mail return receipt). Such notice shall be deemed an objection to those items specifically objected to therein.

      Section 2.3 Collections, Disbursements, Borrowing Availability, and Depository Account.

            (a) Each Accounts Receivable Borrower shall maintain a Depository Account (the "Depository Account") with Financial Trust and/or such other institution as may be approved by Lender (the "Depository Bank"), subject to the provisions of this Agreement, and shall execute, together with the Depository Bank, a Depository Agreement in the form attached as Exhibit B (or such other form as may be approved by Lender), and such other agreements related thereto as Lender may require (collectively, the "Depository Agreement"). Each Accounts Receivable Borrower shall direct all Account Debtors to make all payments on the Accounts attributable to Medicaid/Medicare Accounts of such Accounts Receivable Borrower (collectively, the "Depository Receipts") into the Depository Account.

            (b) Upon (i) the occurrence of an Event of Default, or (ii) Borrower's submission of a request for an Accounts Receivable Advance, Lender shall deliver a copy of a written notice to the Depository Bank and to the Accounts Receivable Borrower, whereupon, as set forth in the Depository Agreement, the Depository Bank will immediately pay over to Lender, as received, all Depository Account Receipts, until (A) the full amount of all outstanding Obligations has been received by Lender and this Loan Agreement has been terminated, or (B) no Accounts Receivable Advances (or any other amounts due in connection therewith pursuant to this Agreement) remain outstanding and Borrower no longer desires any Accounts Receivable Advances. Prior to any such notice being delivered, and prior to any Event of Default, if Borrower has not requested an Accounts Receivable Advance, all Depository Account Receipts shall be transferred automatically by the Depository Bank to the account designated by Borrower.

            (c) If an Event of Default has occurred, or the

Borrower has requested an Accounts Receivable Advance, and Lender has provided the notice described in subsection (b) above, all Depository Account Receipts shall be immediately transferred into a depository account maintained and controlled by Lender (the "Concentration Account"). Lender shall apply, on a daily basis, all funds transferred into the Concentration Account pursuant to this Section 2.3 to reduce the outstanding Obligations. To the extent that any Depository Account Receipts or proceeds thereof are not sent directly to the Depository Account but are received by Borrower, such collections shall be held in trust for the benefit of Lender and immediately remitted, in the form received, to the Depository Account Bank for transfer to the Concentration Account immediately upon receipt by Borrower. Borrower acknowledges and agrees that (i) its compliance with the terms of this Section 2.3 is essential; and
(ii) in the event that the Borrower collects in excess of $100,000 of Depository Accounts Receipts and fails to remit such collections to the Collection Account in accordance with this Section 2.3, then upon its failure to comply with any such terms, Lender shall be entitled to assess a non-compliance fee which shall operate to increase the Base Rate by two percent (2%) per annum during any period of non-compliance. All funds transferred from the Concentration Account for application to Borrower's indebtedness to Lender shall be applied to reduce the Loan balance, but for purposes of calculating interest shall be subject to a five (5) Business Day clearance period.

            (d) Notwithstanding the foregoing provisions of this Section, Lender and Borrower acknowledge and agree that the Account Receivable Collateral is subject to the Subordination Agreement by and among Meditrust, Lender and the Accounts Receivable Borrowers.

      Section 2.4 Fees.

            (a) On the Closing Date, the Borrower shall unconditionally pay to Lender the Commitment Fee.

            (b) For so long as the Loan is available to Borrower, Borrower unconditionally shall pay Lender a monthly usage fee (the "Usage Fee") equal to
 .15% of the average amount by which the Maximum Loan Amount exceeds the average amount of the outstanding principal balance of the Revolving Credit Loans during the preceding month. The Usage Fee shall be payable monthly in arrears on the first Business Day of each successive calendar month.

            (c) Subject to the limitations set forth herein and in Section 9.1, Borrower shall pay to Lender all reasonable out-of-pocket costs and expenses incurred in connection with the closing of the Loan, the making of any Revolving Credit Loan, the administration of the Loan, the modification of the Loan or the Loan Documents, including (without limitation) all audit and appraisal fees in connection with audits and appraisals of Borrower's books and records, any Facility or Property, all title premiums, recordation and transfer taxes, recordation fees, search fees, surveys, attorney's fees and disbursements, which amounts shall be due and payable on the first Business Day of the month following the date of issuance by Lender of a request for payment thereof to Borrower.

            (d) Provided no Event of Default has occurred and is continuing, Borrower and Lender agree that, provided the terms of this Agreement or any other Loan document are not amended, for any twelve (12) month period during the Loan Term, the Lender's expenses and costs for which Borrower shall be responsible (as described in Section 2.4(b) above) and all other pre-default costs and expenses payable to Lender hereunder or under any of the other Loan Documents, shall not exceed $9,500 provided no Accounts Receivable Advances have been made and remain outstanding. In the event that any Loan Document is amended or any additional property is added to the Real Estate Borrowing Base, including any property owned by any Leasehold Borrower, Borrower agrees to pay Lender's reasonable costs and expenses in connection therewith.

      Section 2.5 Payments. Principal payable on account of Revolving Credit Loans shall be payable by Borrower to Lender immediately upon the earliest of
(i) the receipt by Borrower of any payments made on any Qualified Account against which any Accounts Receivable Advance has been made, to the extent of such proceeds, (ii) the occurrence of an Event of Default and the acceleration of the Maturity Date pursuant to the terms of the Loan Documents as a result of such Event of Default, or (iii) the termination of this Agreement pursuant to
Section 2.8 hereof; provided, however, that if a Revolving Credit Loan made by Lender in excess of the Borrowing Base shall exist at any time, not later than five (5) Business Days following written notice from the Lender, Borrower shall repay such overadvance by delivering to Lender immediately available funds in the amount of such overadvance. Interest accrued on the Revolving Credit Loans shall be due on the earliest of (i) the first Business Day of each month (for the immediately preceding month), computed on the last calendar day of the preceding month, (ii) the occurrence of an Event of Default in consequence of which the Loan and the Maturity Date is accelerated, or (iii) the termination of this Agreement pursuant to Section 2.8 hereof. Except to the extent otherwise set forth in this Agreement, all payments of principal and of interest on the Loan, all other charges and any other obligations of Borrower hereunder, shall be made to Lender in immediately available funds.

      Section 2.6 Use of Proceeds. The proceeds of Lender's advances under the Loan shall be used (i) on the Closing Date, to pay off in full all of the obligations of the Borrower to Lender under the Term Note, and (ii) on or after the Closing Date, for any legal purpose, including (without limitation) the acquisition of Facilities, Properties and other assets, for working capital, for other costs of Borrower arising in the ordinary course of Borrower's business, for advances among Borrowers, and for the acquisition of leasehold interests in facilities now or hereafter managed by Borrower or any Affiliate of Borrower.

      Section 2.7 Interest Rate Limitation. The parties intend to conform strictly to the applicable usury laws in effect from time to time during the term of the Loan. Accordingly, if any transaction contemplated hereby would be usurious under such laws, then notwithstanding any other provision hereof: (i) the aggregate of all interest that is contracted for, charged, or received under this Agreement or under any other Loan Document shall not exceed the maximum amount of interest allowed by applicable law (the "Highest Lawful Rate"), and any excess shall be promptly credited to Borrower by Lender (or, to the extent that such consideration shall have been paid, such excess shall be promptly refunded to Borrower by Lender); (ii) neither Borrower nor any other Person now or hereafter liable hereunder shall be obligated to pay the amount of such interest to the extent that it is in excess of the Highest Lawful Rate; and
(iii) the effective rate of interest shall be reduced to the Highest Lawful Rate. All sums paid, or agreed to be paid, to Lender for the use, forbearance, and detention of the debt of Borrower to Lender shall, to the extent permitted by applicable law, be allocated throughout the full term of the Note until payment is made in full so that the actual rate of interest does not exceed the Highest Lawful Rate in effect at any particular time during the full term thereof. If at any time the rate of interest under the Note exceeds the Highest Lawful Rate, the rate of interest to accrue pursuant to this Agreement shall be limited, notwithstanding anything to the contrary herein, to the Highest Lawful Rate, but any subsequent reductions in the Base Rate shall not reduce the interest to accrue pursuant to this Agreement below the Highest Lawful Rate until the total amount of interest accrued equals the amount of interest that would have accrued if a varying rate per annum equal to the interest rate under the Note had at all times been in effect.

      Section 2.8 Term.

            (a) Subject to Lender's right to cease making Revolving Credit Loans to Borrower upon or after any Event of Default, this Agreement shall be effective for a period of three (3) years from the Closing Date, unless earlier terminated as provided in this Section 2.8 hereof. This Agreement shall terminate on the last day of such three (3) year period.

            (b) Notwithstanding anything herein to the contrary, Lender may terminate this Agreement without notice upon or after the occurrence of an Event of Default.

            (c) Upon at least thirty (30) days prior written notice to Lender (the "Termination Notice Period"), Borrower may terminate this Agreement prior to the third annual anniversary of the Closing Date, provided that, at the effective date of such termination, Borrower shall pay to Lender (in addition to the then outstanding principal, accrued interest and other Obligations owing under the terms of this Agreement and any other Loan Documents) as liquidated damages for the loss of bargain and not as a penalty, an amount equal to $150,000.00 (the "Termination Fee").

            (d) All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement delivered by Borrower to Lender as described in Subparagraph (C) above (the "Termination Date");

provided, however, that notwithstanding anything in Section 2.8(C) to the contrary the Termination Date shall be effective no earlier than the first Business Day of the month following the expiration of the Termination Notice Period. All undertakings, agreements, covenants, warranties, and representations of Borrower contained in the Loan Documents shall survive any such termination and Lender shall retain its liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrower has paid the Obligations to Lender, in full, in immediately available funds.

            (e) Notwithstanding any provision of this Agreement which makes reference to the continuance of an Event of Default, nothing in this Agreement shall be construed to permit Borrower to cure an Event of Default following the lapse of the applicable cure period, and Borrower shall have no such right in any instance unless specifically granted in writing by Lender.

            (f) Notwithstanding the foregoing, in the event that the Borrower requests Lender's consent to do any act prohibited by the terms of this Agreement, or to do anything which requires Lender's prior consent pursuant to the provisions hereof, except for any of the acts described in Section 7.4 hereof, and Lender fails to provide such consent, then Borrower may terminate this Agreement and no Termination Fee shall be payable by Borrower.

      Section 2.9 Joint and Several Liability; Binding Obligations. Each entity comprising Borrower and executing this Agreement on behalf of Borrower shall be jointly and severally liable for all of the Obligations. In addition, each entity comprising Borrower hereby acknowledges and agrees that all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in this Agreement shall be applicable to and shall be binding upon each individual entity comprising Borrower, and shall be binding upon all such entities when taken together.

      Section 2.10 Release of Real Estate Borrower and Mortgage. Lender agrees to release the Mortgages, as well the grantors of such Mortgages, subject to the following conditions:

            (a) No Event of Default shall have occurred and be continuing;

            (b) No more than one Mortgage shall be released, unless the Borrower indefeasibly repays in full all of the Obligations, in which case the Lender shall release all of the Mortgages;

            (c) Upon such release, the Borrower shall be in compliance with the Borrowing Base;

            (d) The proceeds of any sale or refinancing of the Property to be released giving rise to Borrower's request for release are used by the applicable Real Estate Borrower to pay off all outstanding Real Estate Advances made with respect to such Property; and

            (e) That portion of the Borrowing Base attributable to the Property to be released shall not constitute more than forty percent (40%) of the Real Estate Borrowing Base. Notwithstanding the foregoing, Lender agrees that it will release the Mortgage covering the Eyers Grove Property upon request by Borrower if Lender determines that no Real Estate Advances shall be made against the Eyers Grove Property and such release shall not be considered the one release permitted under this Section.

      Section 2.11 Release of other Collateral of Parent. Upon request by Borrower, Lender will terminate its security interest covering any portion of the Parent's Collateral, provided (a) no Event of Default has occurred, (b) such release is required in connection with bona fide third party financing permitted pursuant to Section 7.1 hereof which requests a security interest in such Collateral.

      Section 2.12 Release of Collateral and Accounts Receivable Borrower. Upon request by Borrower, Lender agrees that it shall release its liens and security interests covering all of the Collateral of a particular Accounts Receivable Borrower, as well as the applicable Accounts Receivable Borrowers, from its Obligations hereunder provided (a) no Event of Default has occurred; (b) the Collateral subject to such release (the "Released Collateral") is required to be released in connection with the sale or transfer of the rights to operate the applicable Facility to an unrelated bonafide third party by the applicable Accounts Receivable Borrower; (c) upon release of the Released Collateral, the proceeds of such sale are used immediately to reduce the outstanding principal Obligations attributable to such Accounts Receivable Borrower; and (d) upon release of the Released Collateral, the outstanding principal balance of all Accounts Receivable Advances does not exceed the Borrowing Base. In addition, at any time after the date which is one hundred and twenty (120) days following the date hereof, if the Borrower, Lender and Meditrust have not entered into a satisfactory intercreditor agreement as to the Accounts Receivable Collateral despite the good faith best efforts of Borrower, upon receipt of a request from Borrower, Lender may, in its sole credit judgment, release the Accounts Receivable Borrowers from the Obligations and terminate its liens on, and security interests in, the Accounts Receivable Collateral (it being understood that Lender shall have no obligation to so release).

                                   ARTICLE III
                                   COLLATERAL

      Section 3.1A Real Estate Borrower's Pledge. As security for the payment of all liabilities of Borrower to Lender under the Note, this Agreement and all other Loan Documents, including but not limited to any extensions, modifications, substitutions, increases and renewals thereof, (a) the payment of all amounts advanced by Lender to preserve, protect, defend, and enforce its rights hereunder and in the Collateral (as hereinafter defined) in accordance with the terms of this Agreement and all other Loan Documents, including (without limitation) the Mortgage, and (b) the payment of all reasonable expenses incurred by Lender in connection therewith (collectively, the "Obligations"), each Real Estate Borrower and the Parent (collectively, the "Pledgor") hereby assigns and grants to Lender a continuing first priority lien on and security interest in, upon, and to each and every portion of the following property (the "Pledgor Collateral"):

            (i) All of the Pledgor's now-owned and hereafter acquired or arising Accounts, accounts receivable and rights to payment of every kind and description, and all of Borrower's contract rights, chattel paper, documents and instruments with respect thereto, and all of the Pledgor's rights, remedies, security and liens, in, to and in respect of the Accounts, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to the Accounts, deposits or other security for the obligation of any Account Debtor, and credit and other insurance;

            (ii) All moneys, securities and other property and the proceeds thereof, now or hereafter held or received by, in transit to, in possession of, or under the control of Lender or a bailee or Affiliate of Lender, from or for the Pledgor, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of the Pledgor's deposits (general or special), balances, sums and credits with Lender at any time existing;

            (iii) All of the Pledgor's right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in, Accounts, including, without limitation, all goods described in invoices or other documents or instruments with respect to, or otherwise representing or evidencing, any Account, and all returned, reclaimed or repossessed goods;

            (iv) All of the Pledgor's now or hereafter acquired deposit accounts into which Accounts are deposited;

            (v) All of the Pledgor's now owned and hereafter acquired or arising general intangibles and other property of every kind and description with respect to, evidencing or relating to its Accounts, accounts receivable and other rights to payment, including, but not limited to, all existing and future customer lists, choses in action, claims, books, records, ledger cards, contracts, licenses, formulae, tax and other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, and computer programs, information, software, records, and data, as the same relates to the Accounts; and

            (vi) The proceeds (including, without limitation, insurance proceeds) of all of the foregoing.

      Section 3.1B. As security for the Obligations, each Accounts Receivable Borrower hereby assigns and grants to Lender a continuing first priority lien on and security interest in, upon, and to each and every portion of the following property (the "Accounts Receivable Collateral")

            (i) All of such Accounts Receivable Borrower's now-owned and hereafter acquired or arising accounts, as such term is defined in the UCC, based on or arising in connection with any obligations for the payment of money arising out of an Accounts Receivable Borrower's sale of goods or rendition of services (for purposes of this Section 3.1B, the "Accounts"), and all of an Accounts Receivable Borrower's rights, remedies, security and liens, in, to and in respect of the Accounts, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to the Accounts, deposits or other security for the obligation of any Account Debtor (hereinafter defined), and credit and other insurance.

                  (ii) With respect to Accounts only, all moneys, securities and other property and the proceeds thereof, now or hereafter held or received by, in transit to, in possession of, or under the control of Lender or a bailee or Affiliate of Lender, from or for such Accounts Receivable Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of such Accounts Receivable Borrower's deposits (general or special), balances, sums and credits with Lender at any time existing.

                  (iii) All of such Accounts Receivable Borrower's now or hereafter acquired deposit accounts into which Accounts are deposited, including the Depository Account.

                  (iv) All of such Accounts Receivable Borrower's now owned and hereafter acquired or arising general intangibles with respect to, evidencing or relating to its Accounts, including, but not limited to, all existing and future choses in action, claims, books, records, ledger cards, contracts, licenses, formulae, tax and other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, and computer programs, information, software, records, and data, as the same relates to the Accounts.

                  (v) The proceeds (including, without limitation, insurance proceeds) of all of the foregoing.

      Section 3.2 Lien Documents With Respect to Personal Property. On the Closing Date, with respect to all Collateral which constitutes personal property, and thereafter as Lender deems necessary in its sole discretion, the Borrower shall execute and deliver to Lender, or have executed and delivered (all in form and substance satisfactory to Lender in its sole discretion)

            (a) UCC-1 Financing statements pursuant to the Uniform Commercial Code in effect in the jurisdiction(s) in which the Borrower operates, which Lender may file in any jurisdiction where any Collateral is or may be located and in any other jurisdiction that Lender deems appropriate; provided that a carbon, photographic, or other reproduction or other copy of this Agreement or of a financing statement is sufficient as and may be filed in lieu of a financing statement; and

            (b) Any other agreements, documents, instruments, deeds of trust, mortgages, security agreements, and writings reasonably deemed necessary by Lender or as Lender may otherwise request from time to time in its sole discretion to evidence, perfect, or protect Lender's lien and security interest in the Collateral reasonably required hereunder.

      Section 3.3 Collateral Administration.

            (a) All Collateral (except the Depository Account) will at all times be kept by the applicable Borrower at its principal office(s) as set forth on
Schedule 4.15 hereto, or at the applicable Facility or Property (as the case may be), and shall not, without the prior written approval of Lender, be moved therefrom.

            (b) If Qualified Accounts in an aggregate face amount in excess of $50,000.00 become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Qualified Accounts or otherwise, the Accounts Receivable Borrower shall notify Lender of such occurrence on the third Business Day following such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence.

            (c) Whether or not an Event of Default has occurred, any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or the Borrower, to verify the validity, amount or any other matter relating to any Accounts of Accounts Receivable Borrowers by mail, telephone, telegraph or otherwise (provided, however, Lender agrees that prior to the occurrence of an Event of Default, Lender agrees to verify any such matter in the name of the Parent or the applicable Accounts Receivable Borrower). Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude such verification process.

            (d) To expedite collection, the Accounts Receivable Borrower shall endeavor in the first instance to make collection of its Accounts for Lender. Lender retains the right at all times after the occurrence of an Event of Default, subject to applicable law regarding Medicaid/Medicare Account Debtors, to notify Account Debtors that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge the collection costs and expenses, including attorneys' fees, to the Accounts Receivable Borrower. Notwithstanding the foregoing, Lender and Borrower acknowledge and agree that the Accounts Receivable Collateral is subject to the Subordination Agreement by and among Meditrust, Lender and the Accounts Receivable Borrowers.

      Section 3.4 Other Actions. In addition to the foregoing, the Accounts Receivable Borrower (i) shall provide written notice to each private indemnity, managed care or other Insurer who either is currently an Account Debtor or becomes an Account Debtor at any time following the date hereof that Lender has been granted a first priority lien and security interest in, upon and to all Accounts applicable to such Insurer, and hereby authorizes Lender to send any and all similar notices to such Insurers by Lender, which notice shall be delivered promptly after any Accounts Receivable Advance is made by Lender to the applicable Accounts Receivable Borrower, and (ii) shall do anything further that may be lawfully and reasonably required by Lender to perfect Lender's security interest and effectuate the intentions and objects of this Agreement, including but not limited to the execution and delivery of depository agreements, continuation statements, amendments to financing statements, and any other documents required hereunder. At Lender's request, the Accounts Receivable Borrower shall also immediately deliver to Lender all items for which Lender must receive possession to obtain a perfected security interest. The Borrower shall, on Lender's demand, deliver to Lender all notes, certificates, and documents of title, chattel paper, warehouse receipts, instruments, and any other similar instruments constituting Collateral. Notwithstanding the foregoing, Lender and Borrower acknowledge and agree that the Accounts Receivable Collateral is subject to the Subordination Agreement by and among Meditrust, Lender and the Accounts Receivable Borrowers.

      Section 3.5 Searches. As and when requested by Lender in its reasonable discretion, prior to the Closing Date and thereafter, and in addition to any title or other searches which may be required under the Conditions to Real Estate Advances, Lender may obtain the following searches against Borrower (the results of which are to be consistent with Borrower's representations and warranties under this Agreement), all at Borrower's expense (but subject to the limitation set forth in Section 2.4(d) hereof):

            (e) Uniform Commercial Code searches with the Secretary of State and local filing offices of each jurisdiction (i) in which any portion of the Property is located, and (ii) where Borrower maintains its executive offices, any Facility, place of business, or assets;

            (f) Judgment, federal tax lien and corporate and partnership (as the case may be) tax lien searches, in each jurisdiction searched under clause (a) above; and

            (g) Good standing certificates showing each Borrower to be in good standing in its state of formation and in each other state in which it is doing and presently intends to do business for which qualification is required.

      Section 3.6 Power of Attorney. Each of the officers of Lender is hereby irrevocably made, constituted and appointed the true and lawful attorney for the Borrower (without requiring any of them to act as such) with full power of substitution to do the following at any time following the occurrence of an Event of Default: (i) endorse the name of Borrower upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to Borrower and constitute collections on Borrower's Accounts; (ii) execute in the name of Borrower any financing statements, schedules, assignments, instruments, documents, and statements that Borrower is obligated to give Lender hereunder; and (iii) do such other and further acts and deeds in the name of Borrower that Lender may reasonably deem necessary or desirable to enforce any Account or other Collateral or perfect Lender's security interest or lien in any Collateral.

      Section 3.7 Real Property Collateral. Prior to the first Real Estate Advance against any particular Property, the applicable Real Estate Borrower shall deliver to the Lender the applicable Mortgage, applicable financing statements (if required by Lender), applicable written consents of all holders of any interest in such Property (if applicable), and all other items listed and described in the Conditions to Real Estate Advances with respect to the applicable Property.

      Section 3.8 Accounts Receivable Collateral. Prior to the first Accounts Receivable Advance, in addition to satisfying the other conditions for advances set forth herein, the Borrower shall cause to be executed and delivered by Meditrust the Subordination Agreement, which shall be in form and substance satisfactory to the Lender (it being understood that the Accounts Receivable Intercreditor Agreement dated March 15, 1999 by and among Meditrust, Lender and certain of the Borrowers is not satisfactory for purposes of Lender making Accounts Receivable Advances hereunder).

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

            Each entity comprising Borrower represents and warrants to Lender, and shall be deemed to represent and warrant on each day on which any Obligations shall be outstanding hereunder, that:

      Section 4.1 Subsidiaries. Except as set forth in Schedule 4.1, Borrower has no subsidiaries.

      Section 4.2 Organization and Good Standing. Borrower is a corporation duly organized, validly existing, and in good standing under the laws of its state of formation, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it therein or the nature of its business makes such qualification necessary, has the corporate power and authority to own its assets and transact the business in which it is engaged, and has obtained all certificates, licenses and qualifications required under all applicable laws, regulations, ordinances, or orders of public authorities necessary for the ownership and operation of all of its properties and transaction of all of its business.

      Section 4.3 Authority. Borrower has full corporate power and authority to enter into, execute, and deliver this Agreement and to perform its obligations hereunder, to borrow the Loan, to execute and deliver the Note, to execute and deliver the Mortgage and grant the liens described therein, and to incur and perform the obligations provided for in the Loan Documents, all of which have been duly authorized by all necessary corporate action. Except for such consents and approvals as have been obtained, and subject to the federal Assignment of Claims Act, no consent or approval of shareholders of, or lenders to, Borrower and no consent, approval, filing or registration with any Governmental Authority is required as a condition to the validity of the Loan Documents or the performance by Borrower of its obligations thereunder. 1.1 Section Binding Agreement. This Agreement and all other Loan Documents constitute, and the Note, when issued and delivered pursuant hereto for value received, will constitute, the valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally.

      Section 4.5 Litigation. Except as disclosed in Schedule 4.5, to Borrower's knowledge, there are no actions, suits, proceedings or investigations pending or threatened against Borrower before any court or arbitrator or before or by any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of Borrower, could have a material adverse effect on the business, properties, condition (financial or otherwise) or operations, present or prospective, of Borrower taken as a whole, or upon its ability to perform its obligations under the Loan Documents. To Borrower's knowledge, Borrower is not in default with respect to any order of any court, arbitrator, or Governmental Authority applicable to Borrower or its properties, which default could reasonably be expected to have a material adverse effect on the Borrower's business, assets or financial conditions.

      Section 4.6 No Conflicts. The execution and delivery by Borrower of this Agreement and the other Loan Documents do not, and the performance of its obligations thereunder will not, violate, conflict with, constitute a default under, or result in the creation of a lien or encumbrance upon the Property of any Borrower under: (i) any provision of Borrower's articles of incorporation or bylaws, (ii) any provision of any law, rule, or regulation applicable to Borrower, or (iii) any of the following: (A) any indenture or other agreement or instrument to which Borrower is a party or by which Borrower or such property is bound; or (B) any judgment, order or decree of any court, arbitrator, or Governmental Authority having jurisdiction over Borrower which is applicable to Borrower.

      Section 4.7 Financial Condition. The annual consolidated financial statements of Parent and its subsidiaries as of December 31, 1998 certified by the chief financial officer of Parent, which were previously delivered to Lender, fairly present the financial condition of Parent and its subsidiaries and the results of its operations and changes in financial condition as of the dates and for the periods referred to, and have been prepared in accordance with GAAP. There are no material unrealized or anticipated liabilities, direct or indirect, fixed or contingent, of Borrower as of the dates of such financial statements which are not reflected therein or in the notes thereto. There has been no material adverse change in the business, properties, condition (financial or otherwise) or operations (present or prospective) of Borrower since December 31, 1998, except as shown on Schedule 4.7 hereof. Borrower's fiscal year ends on June 30. The federal tax identification number of each entity comprising Borrower is as described on Schedule 4.7.

      Section 4.8 No Default. To the Borrower's knowledge, Borrower is not in default under or with respect to any obligation in any respect which could be materially adverse to its business, operations, property or financial condition, or which could materially and adversely affect the ability of Borrower to perform its obligations under the Loan Documents.

To Borrower's knowledge, no Event of Default or event which, with the giving of notice or lapse of time, or both, could become an Event of Default, has occurred and is continuing.

      Section 4.9 Title to Properties. Borrower has good and marketable title to the Collateral and the Property, subject to no lien, mortgage, pledge, encumbrance or charge of any kind, other than the Permitted Liens. Borrower has not agreed or consented to cause any of the Collateral whether owned now or hereafter acquired to be subject in the future (upon the happening of a contingency or otherwise) to any lien, mortgage, pledge, encumbrance or charge of any kind other than Permitted Liens.

      Section 4.10 Taxes. Borrower has filed, or has obtained extensions for the filing of, all federal, state and other tax returns which are required to be filed, and has paid all taxes shown as due on those returns and all assessments, fees and other amounts due as of the date hereof. All tax liabilities of Borrower are now adequately provided for on Borrower's books. To Borrower's knowledge, no tax liability has been asserted by the Internal Revenue Service or other taxing authority against Borrower for taxes in excess of those already paid.

      Section 4.11 Securities and Banking Laws and Regulations.

            (a) The use of the proceeds of the Loan and Borrower's issuance of the Note will not directly or indirectly violate or result in a violation of the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including without limitation Regulations U, T, G, or X of the Board of Governors of the Federal Reserve System. Borrower is not engaged in the business of extending credit for the purpose of the purchasing or carrying "margin stock" within the meaning of those regulations. No part of the proceeds of the Loan hereunder will be used to purchase or carry any margin stock or to extend credit to others for such purpose.

            (b) Borrower is not an investment company within the meaning of the Investment Company Act of 1940, as amended, nor is it, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company within the meaning of that Act.

      Section 4.12 ERISA. No employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974 ("ERISA") and regulations issued pursuant thereto that is maintained by Borrower or under which Borrower could have any liability under ERISA (a) has failed to meet minimum funding standards established in Section 302 of ERISA, (b) has failed to comply with all applicable requirements of ERISA and of the Internal Revenue Code, including all applicable rulings and regulations thereunder, (c) has engaged in or been involved in a prohibited transaction (as defined in ERISA) under ERISA or under the Internal Revenue Code, or (d) has been terminated. Borrower has not assumed, or received notice of a claim asserted against Borrower for, withdrawal liability (as defined in the Multi-Employer Pension Plan Amendments Act of 1980, as amended) with respect to any multi-employer pension plan and is not a member of any Controlled Group (as defined in ERISA). Borrower has timely made when due all contributions with respect to any multi-employer pension plan in which it participates and no event has occurred triggering a claim against Borrower for withdrawal liability with respect to any multi-employer pension plan in which Borrower participates.

      Section 4.13 Compliance with Law. Except as described in Schedule 4.13, to Borrower's knowledge, Borrower is not in violation of any statute, rule or regulation of any Governmental Authority (including, without limitation, any statute, rule or regulation relating to employment practices or to environmental, occupational and health standards and controls) where such violation could reasonably be expected to have a materially adverse effect on the business, assets or financial condition of the Borrower taken as a whole. Borrower has obtained all licenses, permits, franchises, and other governmental authorizations necessary for the ownership and/or operation of each Facility, each Property and all other of its properties and the conduct of its business. Borrower is current with all reports and documents required to be filed with any state or federal securities commission or similar Governmental Authority and is in full compliance with all applicable rules and regulations of such commissions where such non-compliance could reasonably be expected to have a materially adverse effect on the business, assets or financial condition of Borrower when taken as a whole.

      Section 4.14 Environmental Matters. The representations and warranties of the Borrower set forth in the Indemnity Agreement are true and correct, the Borrower hereby agrees to comply with the provisions of the Environmental Agreement.

      Section 4.15 Places of Business. The only places of business of Borrower, and the places where it keeps and intends to keep the Collateral and records concerning the Collateral, are at the addresses set forth in Schedule 4.15. Such
Schedule 4.15 also lists the owner of record of each Accounts Receivable
Facility.

      Section 4.16 Intellectual Property. Borrower exclusively owns, licenses, possesses or otherwise has a right to use all the patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, franchises, licenses, and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any conflict with the rights of others, except as described in Schedule 4.16 hereof. To Borrower's knowledge, Borrower is not in default of any obligation or undertaking with respect to such intellectual property or rights.

      Section 4.17 SECTION INTENTIONALLY DELETED.

      Section 4.18 Material Facts. Neither this Agreement nor any other Loan Document nor any other agreement, document, certificate, or statement furnished to Lender by or on behalf of Borrower by a representative of Borrower in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to Borrower that materially and adversely affects or in the future may materially adversely affect the business, operations, affairs or financial condition of Borrower, or any of its properties or assets.

      Section 4.19 Certain Contracts. Borrower is not a party to any contract or agreement, or subject to any corporate restriction, which materially adversely affects its business as a whole.

      Section 4.20 Business Interruptions. Within five years prior to the date hereof, neither the business, property or assets, or operations of Borrower has been adversely affected in any way by any casualty, strike, lockout, combination of workers, or order of the United States of America or other Governmental Authority, directed against Borrower. To Borrower's knowledge, there are no pending or threatened labor disputes, strikes, lockouts, or similar occurrences or grievances against Borrower or its business which could reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Borrower taken as a whole.

      Section 4.21 Names. Within five years prior to the date hereof, Borrower has not conducted business, other than through a subsidiary or partnership under or used any other name other than as shown on Schedule 4.21. All Accounts are generated under the names listed on Schedule 4.21. Unless otherwise indicated on such Schedule, each trade name of Borrower represents a division or trading style of Borrower and not a separate Person or independent Affiliate.

      Section 4.22 Joint Ventures. Borrower is not engaged in any joint venture or partnership with any other Person, except as set forth on Schedule 4.22.

      Section 4.23 Accounts. Lender may rely, in determining which Accounts are Qualified Accounts, on all statements and representations made by Borrower with respect to any Account or Accounts. Unless otherwise indicated in writing to Lender, with respect to each Account of an Accounts Receivable Borrower:

            (a) It is genuine and in all respects what it purports to be, and is not evidenced by a judgment;

            (b) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts, certification, participation, certificate of need, or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

            (c) It is for a liquidated amount maturing as stated in a duplicate claim or invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Lender;

            (d) Subject to compliance with the federal Assignment of Claims Act and other applicable laws, such Account, and Lender's security interest therein, is not, and will not (by voluntary act or omission by Borrower), be in the future, subject to any offset, lien, deduction, defense, dispute, counterclaim or any other adverse condition, and each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason;

            (e) There are no facts, events or occurrences known to Borrower and not disclosed to Lender which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the claim or invoice and statements delivered to Lender with respect thereto;

            (f) To Borrower's knowledge, (i) the Account Debtor thereunder had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (ii) such Account Debtor is solvent;

            (g) To Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account;

            (h) Subject to compliance with the federal Assignment of Claims Act, it has been billed and forwarded to the Account Debtor for payment in accordance with applicable laws and compliance and conformance with any requisite procedures, requirements and regulations governing payment by such Account Debtor with respect to such Account, and such Account if due from a Medicaid/Medicare Account Debtor is properly payable directly to Borrower; and

            (i) Borrower has obtained and currently has all certificates of need, Medicaid and Medicare provider numbers, licenses, permits and authorizations as necessary in the generation of such Accounts.

      Notwithstanding the foregoing, the Borrower and Lender agree and acknowledge that the Accounts Receivable Collateral is subject to the provisions of the Subordination Agreement by and among Meditrust, Lender and Borrower.

      Section 4.24 Solvency. Both before and after giving effect to the transactions contemplated by the terms and provisions of this Agreement, (i) Borrower (taken as a whole) owns property whose fair saleable value is greater than the amount required to pay all of Borrower's Indebtedness, (ii) Borrower (taken as a whole) was and is able to pay all of its Indebtedness as such Indebtedness matures, and (iii) Borrower (taken as a whole) had and has capital sufficient to carry on its business and transactions and all business and transactions in which it about to engage. 1.2

                                    ARTICLE V
                        CLOSING AND CONDITIONS OF LENDING

      Section 5.1 Conditions Precedent to Agreement. The obligation of Lender to enter into and perform this Agreement is subject to satisfaction of the following conditions precedent:

            (a) Lender shall have received two (2) originals of this Agreement and all other Loan Documents required to be executed and delivered at or prior to Closing (other than the Note, as to which Lender shall receive only one original, executed by Borrower and any other required Persons, as applicable.

            (b) Lender shall have received all searches and good standing certificates required by Section 3.5 hereof.

            (c) If a Real Estate Advance shall be made, the Borrower shall have complied with all Conditions to Real Estate Advances.

            (d) If an Accounts Receivable Advance shall be made, the Borrower shall have complied with all conditions set forth herein for an Accounts Receivable Advance, including the execution and delivery of the Subordination Agreement.

            (e) Borrower shall have complied and shall then be in compliance with all the terms, covenants and conditions of the Loan Documents.

            (f) There shall have occurred no Event of Default and no event which, with the giving of notice or the lapse of time, or both, could constitute such an Event of Default.

            (g) The representations and warranties contained in Article IV shall be true and correct.

            (h) Lender shall have received copies of all board of directors resolutions of Borrower, and other corporate action taken by Borrower to authorize the execution, delivery and performance of the Loan Documents and the borrowing of the Loan thereunder, as well as the names and signatures of the officers of Borrower authorized to execute documents on its behalf in connection herewith, all as also certified as of the date hereof by Borrower's chief financial officer, and such other papers as Lender may reasonably require.

            (i) Lender shall have received copies, certified as true, correct and complete by a corporate officer of each Borrower, of the articles of incorporation of each Borrower, with any amendments to any of the foregoing, and all other documents reasonably necessary for performance of the obligations of Borrower under this Agreement and the other Loan Documents.

            (j) Lender shall have received a written opinion of counsel for Borrower, dated the date hereof, substantially in the form delivered to Lender in connection with the Term Loan.

            (k) Lender shall have received such financial statements, reports, certifications, and other operational information required to be delivered hereunder, including without limitation an initial Borrowing Base Certificate calculating the Borrowing Base.

            (l) Lender shall have received the Commitment Fee.

            (m) If an Accounts Receivable Advance is requested, Lender shall have received (i) an estoppel certificate substantially in the form of Exhibit D attached hereto from

Borrower's landlord or sublandlord, as the case may be, with respect to each of the Accounts Receivable Facilities; and (ii) the Depository Agreement.

            (n) Lender shall have received a certificate of Borrower's chief financial officer, dated the Closing Date, certifying that to his/her best knowledge all of the conditions specified in this Section have been fulfilled.

      Section 5.2 Conditions Precedent to Advances. Notwithstanding any other provision of this Agreement, no proceeds of any Revolving Credit Loan under the Loan Documents shall be disbursed hereunder unless the following conditions have been satisfied or waived immediately prior to such disbursement:

            (a) The representations and warranties on the part of Borrower contained in Article IV (except with respect to Sections 4.1, 4.21 and 4.22) of this Agreement shall be true and correct in all respects at and as of the date of disbursement or advance, as though made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date and except that the references in Section 4.7 to financial statements shall be deemed to be a reference to the then most recent annual and interim financial statements of Borrower furnished to Lender pursuant to Section
6.1 hereof).

            (b) No Event of Default or event which, with the giving of notice of the lapse of time, or both, could become an Event of Default shall have occurred and be continuing or would result from the making of the disbursement or advance.

            (c) No material adverse change in the condition (financial or otherwise), properties, business, or operations of Borrower taken as a whole shall have occurred and be continuing with respect to Borrower since the date hereof.

            (d) If the advance is an Accounts Receivable Advance, the Subordination Agreement which shall be satisfactory to Lender shall have been executed and delivered to Lender by Meditrust and Borrower.

      Section 5.3 Closing. Subject to satisfaction of all of the conditions of this Article V, the Loan shall be made available on Closing Date or such other date as is mutually agreed by the parties at such time as may be mutually agreeable to the parties upon the execution hereof at such place as may be requested by Lender (the "Closing").

      Section 5.4 Waiver of Rights. By completing the Closing hereunder, or by making advances under the Loan, Lender does not waive a breach of any representation or warranty of Borrower hereunder or under any other Loan Document, and all of Lender's claims and rights resulting from any breach or misrepresentation by Borrower are specifically reserved by Lender.

      Section 5.5 Depository Agreement. No later than thirty (30) calendar days following the execution and delivery of this Agreement, Borrower shall cause to be executed and delivered to the Lender the Depository Agreement.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

      Each entity constituting Borrower covenants and agrees that for so long as Borrower may borrow hereunder and until payment in full of the Note and performance of all other obligations of Borrower under the Loan Documents:

      Section 6.1 Financial Statements and Collateral Reports. Borrower will furnish to Lender (i) with a request for the first Accounts Receivable Advance and during any period that any Accounts Receivable Advance remains outstanding, a sales and collections report and accounts receivable aging schedule for each Accounts Receivable Borrower on a form acceptable to Lender within thirty (30) days after the end of each calendar month, which shall include, but not be limited to, a report of sales, credits issued, and collections received; (ii) with a request for the first Accounts Receivable Advance and during any period that any Accounts Receivable Advance remains outstanding, for each Accounts Receivable Borrower, payable aging schedules within thirty (30) days after the end of each calendar month; (iii) internally prepared monthly financial statements for Borrower with respect to each Facility and each Property, certified by the chief financial officer of Borrower, within (A) thirty (30) days of the end of each month, and (B) within forty-five (45) days of the end of each fiscal quarter, accompanied by management analysis and actual vs. budget variance reports for the home division of Borrower and its Affiliates in total; (iv) to the extent prepared by Borrower, annual budgets, profit and loss statements, balance sheets, and cash flow reports (prepared on a monthly basis) for the succeeding fiscal year within thirty (30) days before the end of each of Borrower's fiscal years (which may be in draft form if the final form is not yet available); (v) annual internally prepared financial statements for Borrower within sixty (60) days after the end of each of Borrower's fiscal years; (vi) annual audited consolidated and consolidating financial statements for Borrower prepared by KPMG Peat Marwick LLP, or a firm of independent public accountants satisfactory to Lender, within one hundred thirty-five (135) days after the end of each of Borrower's fiscal years; (vii) promptly upon receipt thereof, copies of any reports submitted to Borrower by the independent accountants in connection with any interim audit of the books of Borrower and copies of each management control letter provided to Borrower by independent accountants; (viii) as soon as available, copies of all financial statements and notices provided by Borrower to all of its stockholders; (ix) copies of all Form 10-Ks and 10-Qs; (x) the Borrowing Base Certificates described in Section 2.1 hereof; and (xi) such additional information, reports or statements as Lender may from time to time reasonably request. Annual financial statements shall set forth in comparative form figures for the corresponding periods in the prior fiscal year. All financial statements shall include a balance sheet and statement of earnings and shall be prepared in accordance with GAAP.

      Section 6.2 Payments Hereunder. Borrower will make all payments of principal, interest, fees, and all other payments required hereunder, under the Loan, and under any other agreements with Lender to which Borrower is a party, as and when due.

      Section 6.3 Existence, Good Standing, and Compliance with Laws. Borrower will do or cause to be done all things necessary (a) to obtain and keep in full force and effect all corporate existence, rights, licenses, privileges, and franchises of Borrower necessary to the ownership of its property (including the Property and the Facilities) or the conduct of its business, and comply with all applicable present and future laws, ordinances, rules, regulations, orders and decrees of any Governmental Authority having or claiming jurisdiction over Borrower where such failure to comply with the foregoing would have a material adverse effect on the business, assets or financial condition of Borrower taken as a whole; and (b) to maintain and protect the properties (including the Property and the Facilities) used or useful in the conduct of the operations of Borrower, in a prudent manner, including without limitation the maintenance at all times of such insurance upon its insurable property and operations as required by law or by
Section 6.7 hereof.

      Section 6.4 Legality. The making of the Loan and each disbursement or advance under the Loan shall not be subject to any penalty or special tax, shall not be prohibited by any governmental order or regulation applicable to Borrower, and shall not violate any rule or regulation of any Governmental Authority, and subject to compliance with the federal Assignment of Claims Act, necessary consents, approvals and authorizations of any Governmental Authority to or of any such disbursement or advance shall have been obtained.

      Section 6.5 SECTION INTENTIONALLY DELETED.

      Section 6.6 Taxes and Charges. Borrower will timely file all tax reports and pay and discharge all taxes, assessments and governmental charges or levies imposed upon Borrower, or its income or profits or upon its properties or any part thereof (including the Property), before the same shall be in default and prior to the date on which penalties attach thereto, as well as all lawful claims for labor, material, supplies or otherwise which, if unpaid, might become a lien or charge upon the properties or any part thereof of Borrower; provided, however, that Borrower shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith and by appropriate proceedings by Borrower, and Borrower shall have set aside on their books adequate reserve therefor; and provided further, that such deferment of payment is permissible only so long as Borrower's title to, and its right to use, the Collateral is not adversely affected thereby and Lender's lien and priority on the Collateral are not adversely affected, altered or impaired thereby.

      Section 6.7 Insurance. At all times during the Term of the Loan, the Borrower shall maintain the following insurance with respect to each Property:

            (a) Liability insurance (including professional liability) for Borrower in an amount equal to at least $1,000,000 per occurrence, $3,000,000 aggregate, with a $10,000,000 umbrella policy per Property, and all such liability insurance shall be written on an occurrence basis and name the Lender as an additional insured;

            (b) "All-risk" (including builder's risk) broad form coverage on the Property in an amount not less than the replacement cost thereof, with endorsements insuring against such potential causes of loss as shall be required by Lender, including, but not limited to, loss or damage from flood, unless evidence satisfactory to Lender is provided that all of the Property is located in an area which is designated as not being in a flood hazard area;

            (c) Workers' compensation insurance for Borrower as required by the laws of the state in which the Property is located.

      Each of the policies described in 6.7(b) shall name Lender as mortgagee and loss payee under a standard non-contributory mortgagee and lender loss payable clause, and shall provide that Lender shall receive not less than thirty
(30) days written notice prior to cancellation. The proceeds of either of the policies described in 6.7(b) shall be payable by check payable to Lender or jointly payable to Borrower and to Lender, and shall be delivered to Lender, and such proceeds (after deducting reasonable Lender's costs and expenses of obtaining such proceeds) shall be applied by Lender, at Lender's sole option, either (i) to the full or partial payment or prepayment of the Loan Obligations (without premium), or (ii) to the repair and/or restoration of the Property damaged, or Lender may release the net proceeds to the Borrower; provided, however, for so long as no Event of Default exists and the insurance proceeds, together with any other sums made available by Borrower for repair and/or restoration of the damaged Property are sufficient to make such repairs/restoration, Lender shall make such insurance proceeds available to the Borrower for such purposes.

      Borrower appoints Lender as Borrower's attorney-in-fact to cause the issuance of or an endorsement of any policy to bring Borrower into compliance herewith and, as limited above, at Lender's sole option, to make any claim for, receive payment for, and execute and endorse any documents, checks or other instruments in payment for loss, theft, or damage covered under any such insurance policy for the Collateral; however, in no event will Lender be liable for failure to collect any amounts payable under any insurance policy.

      Section 6.8 General Information. Borrower will furnish to Lender such information as Lender may from time to time reasonably request with respect to the business or financial affairs of Borrower, and permit any officer, employee or agent of Lender, during normal business hours and after reasonable prior notice to visit and inspect any of the properties, to examine the minute books, books of account and other records, including management letters prepared by Borrower's auditors, of Borrower, and make copies thereof or extracts therefrom, and to discuss its and their business affairs, finances and accounts with, and be advised as to the same by, the accountants and officers of Borrower.

      Section 6.9 Maintenance of Property. Borrower will maintain, keep and preserve the Property, the Facilities, the Collateral and all of its properties in good repair, working order and condition and from time to time make all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly conducted at all times.

      Section 6.10 Notification of Events of Default and Adverse Developments. Borrower promptly will notify Lender upon the occurrence of: (i) any Event of Default; (ii) any event which, with the giving of notice or lapse of time, or both, could constitute an Event of Default; (iii) any event, development or circumstance whereby the financial statements previously furnished to Lender fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of Borrower; (iv) any judicial, administrative or arbitration proceeding pending against Borrower, and any judicial or administrative proceeding known by Borrower to be threatened against it, which in any case, if adversely decided, could materially and adversely affect its condition (financial or otherwise) or operations (present or prospective) or which may expose Borrower to uninsured liability of $500,000.00 or more; (v) any default claimed by any other creditor for Borrowed Money of Borrower other than Lender in excess of $500,000.00; and (vi) any other development in the business or affairs of Borrower which may be adverse in a material respect to the business, assets or financial condition of Borrower; in each case describing the nature thereof and (in the case of notification under clauses (i) and (ii)) the action Borrower proposes to take with respect thereto.

      Section 6.11 Employee Benefit Plans. Borrower will (i) comply with the funding requirements of ERISA with respect to the Plans for its employees, or will promptly satisfy any accumulated funding deficiency that arises under
Section 302 of ERISA; (ii) furnish Lender, promptly after filing the same, with copies of all reports or other statements filed with the United States Department of Labor, the Pension Benefit Guaranty Corporation, or the Internal Revenue Service with respect to all Plans, or which Borrower, or any member of a Controlled Group, may receive from such Governmental Authority with respect to any such Plans, and (iii) promptly advise Lender of the occurrence of any Reportable Event or Prohibited Transaction with respect to any such Plan and the action which Borrower proposes to take with respect thereto. Borrower will make all contributions when due with respect to any multi-employer pension plan in which it participates and will promptly advise Lender: (i) upon its receipt of notice of the assertion against Borrower of a claim for withdrawal liability;
(ii) upon the occurrence of any event which could trigger the assertion of a claim for withdrawal liability against Borrower; and (iii) upon the occurrence of any event which would place Borrower in a Controlled Group as a result of which any member (including Borrower) thereof may be subject to a claim for withdrawal liability, whether liquidated or contingent.

      Section 6.12 Financing Statements. Borrower shall provide to Lender evidence satisfactory to Lender as to the due recording of termination statements, releases of collateral, releases of liens and Forms UCC-3, and shall cause to be recorded financing statements on Form UCC-1, duly executed by Borrower and Lender, in all places necessary to release all existing security interests and other liens in the Collateral

(other than as permitted hereby) and to perfect and protect Lender's first priority lien and security interest in the Collateral, as contemplated herein.

      Section 6.13 Financial Records. Borrower shall keep current and accurate books of records and accounts in which full and correct entries will be made of all of its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP.

      Section 6.14 Collection of Accounts. Borrower shall continue to collect its Accounts in the ordinary course of business.

      Section 6.15 Places of Business. Borrower shall give thirty (30) days' prior written notice to Lender of any change in the location of any of its Facilities, places of business, of the places where its records concerning its Accounts are kept, of the places where the Collateral is kept, or of the establishment of any new, or the discontinuance of any existing, places of business from or at which Accounts are generated.

      Section 6.16 Business Conducted. Borrower shall continue in the business presently conducted by it using its best efforts to maintain its customers and goodwill. Borrower shall not engage, directly or indirectly, in any line of business substantially different from the business conducted by it immediately prior to the Closing Date, or engage in business or lines of business which are not reasonably related thereto.

      Section 6.17 SECTION INTENTIONALLY DELETED.

      Section 6.18 SECTION INTENTIONALLY DELETED.

      Section 6.19 Submission of Collateral Documents. Borrower will, upon Lender's reasonable request and subject to applicable laws, make available to Lender copies of medical records, insurance verification forms, assignment of benefits, in-take forms or other proof of the satisfactory performance of services that gave rise to an Account, a copy of the claim or invoice for each Account and copies of any written contract or order from which the Account arose. Borrower shall promptly notify Lender if an Account becomes evidenced or secured by an instrument or chattel paper and upon request of Lender, will promptly deliver any such instrument or chattel paper to Lender.

      Section 6.20 Licensure; Medicaid/Medicare Cost Reports. Borrower will maintain all certificates of need, provider numbers and licenses necessary to conduct its business as presently conducted, and take any steps required to comply with any such new or additional requirements that may be imposed on providers of medical products and services by Account Debtors. If required, all Medicaid/Medicare cost reports will be properly filed.

      Section 6.21 Officer's Certificates. Together with the monthly financial statements delivered pursuant to clause (iii) of Section 6.1, and together with the audited annual financial statements delivered pursuant to clause (vi) of that Section, Borrower shall deliver to Lender a certificate of its chief financial officer, in form and substance satisfactory to Lender:

            (a) Setting forth the information (including detailed calculations) required to establish whether Borrower is in compliance with the requirements of Articles VI and VII as of the end of the period covered by the financial statements then being furnished; and

            (b) Stating that the signer has reviewed the relevant terms of this Agreement, and has made (or caused to be made under his supervision) a review of the transactions and conditions of Borrower from the beginning of the accounting period covered by the income statements being delivered to the date of the certificate, and that such review has not disclosed, to such officer's knowledge the existence during such period of any condition or event which constitutes an Event of Default or which is then, or with the passage of time or giving of notice or both, could become an Event of Default, and if any such condition or event existed during such period or now exists, specifying the nature and period of existence thereof and what action Borrower has taken or proposes to take with respect thereto.

      Section 6.22 SECTION INTENTIONALLY DELETED.

         Section 6.23 Net Worth. Borrower will at all times maintain its consolidated net worth, as computed in accordance with GAAP, in an amount equal to at least $30,000,000

         Section 6.24 Ownership of Additional Property. In the event that Borrower acquires the fee simple title to any additional real property for the operation of any nursing home or assisted living facility and Borrower desires to obtain a Real Estate Advance with respect thereto, the Borrower shall cause to be delivered to the Lender an amendment to the Mortgage or an additional lien instrument (as appropriate based on the location of such additional real property), pursuant to which the Borrower shall grant to the Lender a first priority lien on such additional real property, together with all improvements and fixtures thereon. In addition, with respect to all such additional real property for which Borrower desires to obtain a Real Estate Advance, the Borrower shall comply with all provisions of this Agreement as if such real property were originally described herein, and satisfy all Conditions to Real Estate Advances with respect thereto. Notwithstanding the foregoing, Lender acknowledges and agrees that, with respect to all Leasehold Borrowers, the interest being granted is a Leasehold Mortgage.

         Section 6.25 Updated Appraisals. If any Event of Default has occurred, or if in Lender's reasonable judgment, a material depreciation in the value of the Property shall have occurred, then in any such event, Lender may cause the Property or any portion thereof to be appraised by an appraiser selected by Lender and acceptable to Borrower, and in accordance with Lender's appraisal guidelines and procedures then in effect, and Borrower agrees to cooperate in all respects with such appraisers and furnish to the appraisers all requested information regarding the Property. Lender shall pay all costs incurred by Lender in connection with any such appraisal.

         Section 6.26 Leases. Borrower shall require any lessees of any Property (but not individual residents) to execute a full subordination of its lease, as well as an estoppel certificate with respect to such lease. Borrower shall require any manager to enter into a subordination agreement with Lender in a form generally used in the industry. Borrower must provide copies of any manager's organizational documents, certificates evidencing existence, qualification, and good standing, and appropriate resolutions authorizing the subordination herein described to Lender for its review and approval.


                                   ARTICLE VII
                               NEGATIVE COVENANTS

         Each entity constituting Borrower covenants and agrees that so long as Borrower may borrow hereunder and until payment and performance in full of all of the Obligations:

         Section 7.1 Borrowing. Borrower will not create, incur, assume or suffer to exist any liability for Borrowed Money except: (i) indebtedness to Lender; (ii) indebtedness of Borrower secured by Permitted Liens and any refinancing thereof as long as the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness being refinanced or replaced; (iii) accounts payable to trade creditors and current operating expenses (other than for borrowed money) which are not aged more than one hundred twenty (120) days from the billing date or more than thirty (30) days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being contested in good faith and by appropriate and lawful proceedings, and Borrower shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower and its independent accountants; (iv) borrowings incurred in the ordinary course of its business and not exceeding $500,000.00 in the aggregate outstanding at any one time; (v) borrowings incurred by the Parent not exceeding $500,000 in the aggregate and, subject to the Lender's prior written consent which shall not be unreasonably withheld, borrowings of the Parent exceeding $500,000 in the aggregate incurred for working capital, capital expenditures and general corporate purposes in order to finance (A) the development, leasing, management or operation of assisted living facilities, and
(B) the development, purchase, leasing, construction or renovation of the Parent's corporate headquarters facility; and (vi) borrowings pursuant to an equipment lease facility pursuant to which Borrower shall lease or purchase equipment for use at the Property or any Facility; and (vii) borrowings secured by the Mortgage. Borrower will not make prepayments on any existing or future indebtedness for Borrowed Money in excess of $500,000.00 to any Person (other than Lender, to the extent permitted by this Agreement or any subsequent agreement between Borrower and Lender).

         Section 7.2 Borrowing Base Covenant. Borrower will not permit the aggregate outstanding principal balance of all Revolving Credit Loans to exceeds the applicable Accounts Receivable Borrowing Base and the applicable Real Estate Borrowing Base then in effect.

         Section 7.3 Liens and Encumbrances. Borrower will not create, incur, assume or suffer to exist any mortgage, pledge, lien or other encumbrance of any kind (including the charge upon property purchased under a conditional sale or other title retention agreement) upon, or any security interest in, any of its Collateral or the Property, whether now owned or hereafter acquired, except for the Permitted Liens and liens securing any liability for Borrowed Money permitted under Section 7.1 hereof.

         Section 7.4 Restriction on Fundamental Changes. Except as described in Sections 7.7 and 7.12 hereof, Borrower will not: (i) enter into any transaction of merger or consolidation except with another Borrower without Lender's consent, which shall not be unreasonably withheld; (ii) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); or (iii) except between Borrowers, convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, any substantial amount of its assets (and in no event shall any Borrower dispose of the Property or any portion thereof), or the capital stock of any subsidiary of Borrower, whether now owned or hereafter acquired. Consistent with the foregoing, until the Obligations are repaid in full, none of the entities comprising Borrower shall transfer, assign, convey or grant to any other Person the right to operate or control any Property or any Accounts Receivable Facility, whether by lease, sublease, management agreement, joint venture agreement or otherwise except to another Borrower and/or an Affiliate of Borrower; provided, however that Borrower may dispose of any Property (and any collateral associated with such Property) so long as the Borrower complies with the requirements set forth in
Section 2.10.

         Section 7.5 SECTION INTENTIONALLY DELETED.

         Section 7.6 Dividends, Distributions and Management Fees. Upon notice from Lender to Borrower of the existence of an uncured Event of Default hereunder, Borrower will not declare or pay any dividends or other distributions with respect to, purchase, redeem or otherwise acquire for value any of its outstanding stock now or hereafter outstanding, or return any capital of its stockholders, nor shall Borrower pay management fees or fees of a similar nature to any Affiliate. So long as no Event of Default has occurred and is continuing, each Borrower may pay management fees to any affiliate in an amount not to exceed 6% of the gross revenues of such Borrower.

         Section 7.7 Loans. No Borrower will make loans or advances to any Person, other than (a) trade credit extended in the ordinary course of its business, (b) advances for business travel and similar temporary advances in the ordinary course of business to officers, stockholders, directors, and employees,
(c) loans to other Borrowers, and (d) transactions with Affiliates that are not prohibited by Section 7.12

         Section 7.8 SECTION INTENTIONALLY DELETED.

         Section 7.9 SECTION INTENTIONALLY DELETED.

         Section 7.10 Compliance with ERISA. Borrower will not permit with respect to any Plan covered by Title IV of ERISA any Prohibited Transaction or any Reportable Event.

         Section 7.11 Certificates of Need. Borrower will not amend, alter or suspend or terminate or make provisional in any material way, any certificate of need or provider number without the prior written consent of Lender, which shall not be unreasonably withheld.

         Section 7.12 Transactions with Affiliates. No Borrower other than the Parent will enter into any transaction with any Affiliate, including without limitation the purchase, sale, or exchange of property, except in the ordinary course of business and pursuant to the reasonable requirements of such Borrower's business and upon terms substantially the same and not materially less favorable to such Borrower as it would obtain in a comparable arm's length transaction with any Person not an Affiliate or subsidiary, and so long as the transaction is not otherwise prohibited hereunder. For purposes of the foregoing, Lender consents to the transactions described on Schedule 7.12.

         Section 7.13 Use of Lender's Name. Borrower will not use Lender's name (or the name of any of Lender's affiliates) in connection with any of its business operations. Borrower may disclose to third parties that Borrower has a borrowing relationship with Lender. Nothing herein contained is intended to permit or authorize Borrower to make any contract on behalf of Lender.

         Section 7.14 Change in Capital Structure. There shall occur no change in Borrower's capital structure as set forth in Schedule 4.17 which results in the Parent or any other Borrower failing to control or own any Borrower.

         Section 7.15 Contracts and Agreements. Borrower will not become or be a party to any contract or agreement which would breach this Agreement.

         Section 7.16 SECTION INTENTIONALLY DELETED.

         Section 7.17 Truth of Statements and Certificates. Borrower will not knowingly furnish to Lender any certificate or other document that contains any untrue statement of a material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

         Section 7.18 SECTION INTENTIONALLY DELETED.

         Section 7.19 Change of Use or Entering into Lease or Management Agreement. The Borrower shall not materially alter or change the use of any Property or enter into any management agreement or lease for any Property, unless Borrower first notifies Lender and provides Lender a copy of the proposed management agreement or lease and obtains Lender's written consent thereto, which consent shall not be unreasonably withheld. Lender shall be deemed to have consented to any proposed agreement unless Lender notifies Borrower in writing of its specific objections thereto within 15 days of receipt thereof.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

         Section 8.1 Events of Default. Each of the following (individually, an "Event of Default" and collectively, the "Events of Default") shall constitute an event of default hereunder:

                  (a) A default in the payment of any installment of principal of, or interest upon, the Note when due and payable, whether at maturity or otherwise, or any breach of Section 2.3 of this Agreement, which default or breach, as applicable, shall have continued unremedied for a period of five (5) days after written notice thereof from Lender to Borrower;

                  (b) A default in the payment of any other charges, fees, or other monetary obligations owing to Lender arising out of or incurred in connection with this Agreement or the Mortgage when such payment is due and payable, which default shall have continued unremedied for a period of five (5) days after written notice from Lender;

                  (c) A default in the due observance or performance by Borrower of any other term, covenant or agreement contained in this Agreement, the Mortgage or any of the other Loan Documents, which default shall have continued unremedied for a period of twenty (20) days after written notice from Lender; provided, however, that no such Event of Default shall occur if Borrower diligently, continuously and in good faith pursues such cure and such cure is capable of cure within 90 days;

                  (d) If any representation or warranty made by Borrower herein or in any of the other Loan Documents, any financial statement, or any statement or representation made in any other certificate, report or opinion delivered by Borrower in connection herewith or therewith proves to have been incorrect or misleading in any material respect when made, which default shall have continued unremedied for a period of twenty (20) days after written notice from Lender;

                  (e) If any obligation of Borrower (other than its Obligations hereunder) for the payment of Borrowed Money in excess of $500,000.00 is not paid when due or within any applicable grace period, or such obligation becomes or is declared to be due and payable prior to the expressed maturity thereof, or there shall have occurred an event which, with the giving of notice or lapse of time, or both, would cause any such obligation to become, or allow any such obligation to be declared to be, due and payable;

                  (f) If Borrower makes an assignment for the benefit of creditors, offers a composition or extension to creditors, or makes or sends notice of an intended bulk sale of any business or assets now or hereafter conducted by Borrower to any Person other than another Borrower;

                  (g) If Borrower files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver of or any trustee for itself or any substantial part of its property, commences any proceeding relating to itself under any reorganization, arrangement, readjustment or debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or there is commenced against Borrower any such proceeding which remains undismissed for a period of sixty
(60) days, or any Borrower by any act indicates its consent to, approval of, or acquiescence in, any such proceeding or the appointment of any receiver of or any trustee for a Borrower or any substantial part of its property, or suffers any such receivership or trusteeship to continue undischarged for a period of sixty (60) days;

                  (h) If one or more final judgments against Borrower in excess of $500,000.00 or attachments against its property not fully and unconditionally covered by insurance shall be rendered by a court of record and shall remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of twenty (20) days;

                  (i) A Reportable Event which might constitute grounds for termination of any Plan covered by Title IV of ERISA or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan or for the entry of a lien or encumbrance to secure any deficiency, has occurred and is continuing thirty (30) days after its occurrence, or any such Plan is terminated, or a trustee is appointed by an appropriate United States District Court to administer any such Plan, or the Pension Benefit Guaranty Corporation institutes proceedings to terminate any such Plan or to appoint a trustee to administer any such Plan, or a lien or encumbrance is entered to secure any deficiency or claim;

                  (j) If a default or event of default occurs under any mortgage, deed of trust or security instrument granted by any Borrower and covering any Property, which is not cured within the applicable cure or grace period thereunder;

                  (k) If there shall occur any uninsured damage to or loss, theft or destruction of any portion of the Collateral in excess of $500,000.00;

                  (l) An Event of Default occurs under any other existing or future agreement (related or unrelated) between Borrower and Lender, or between Borrower and any Affiliate of Lender and such Event of Default is not cured within any applicable cure or grace period;

                  (m) Upon the issuance of any execution or distraint process against Borrower or a material portion of the Collateral any of its property or assets;

                  (n) If Borrower ceases any material portion of its business operations as presently conducted;

                  (o) Borrower or any Affiliate of Borrower, shall challenge or contest, in any action, suit or proceeding, the validity or enforceability of this Agreement, or any of the other Loan Documents, the legality or the enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender;

                  (p) Borrower shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Collateral;

                  (q) There shall occur a material adverse change in the financial condition or business prospects of Borrower as a whole, which default shall have continued unremedied for a period of fifteen (15) days after written notice from Lender; or

                  (r) An Event of Default occurs under any other Loan Document.

         Section 8.2 Acceleration. Upon the occurrence of any of the foregoing Events of Default, the Note shall become and be immediately due and payable upon declaration to that effect delivered by Lender to Borrower; provided that, upon the happening of any event specified in Section 8.1(g) hereof, the Note shall be immediately due and payable without declaration or other notice to Borrower.

         Section 8.2 Remedies.

                  (a) In addition to all other rights, options, and remedies granted to Lender under this Agreement, upon the occurrence of an Event of Default Lender may (i) terminate the Loan, whereupon all outstanding Obligations shall be immediately due and payable, (ii) exercise all other rights granted to it hereunder and all rights under the Uniform Commercial Code in effect in the applicable jurisdiction(s) and under any other applicable law, and (iii) exercise all rights and remedies under the Mortgage and all other Loan Documents now or hereafter in effect, including the following rights and remedies (which list is given by way of example and is not intended to be an exhaustive list of all such rights and remedies):

                           (i) The right to take possession of, send notices
regarding, and collect directly the Collateral, with or without judicial process, and to exercise all rights and remedies available to Lender with respect to the Collateral under the Uniform Commercial Code in effect in the jurisdiction(s) in which such Collateral is located;

                           (ii) The right to (by its own means or with judicial
assistance) enter any of Borrower's premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on such premises in compliance with subsection (b), without any liability for rent, storage, utilities, or other sums, and Borrower shall not resist or interfere with such action;

                           (iii) The right to require Borrower at Borrower's
expense to assemble all or any part of the Collateral and make it available to Lender at any place designated by Lender;

                           (iv) The right to reduce the Maximum Loan Amount or
to use the Collateral and/or funds in the Depository Account and/or Concentration Account to reduce the Obligations;

                            (v) The right to relinquish or abandon any
Collateral or any security interest therein; and

                           (vi) The right to foreclose its lien upon all or any
other portion of the Property and otherwise exercise its rights and remedies under the Mortgage and applicable law.

                  (b) Borrower agrees that a notice received by it at least ten
(10) days before the time of any intended public sale, or the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized marked may be sold immediately by Lender without prior notice to Borrower. At any sale or disposition of Collateral, Lender may (to the extent permitted by applicable law) purchase all or any part of the Collateral, free from any right of redemption by Borrower, which right is hereby waived and released. Borrower covenants and agrees not to interfere with or impose any obstacle to Lender's exercise of its rights and remedies with respect to the Collateral in accordance with applicable law.

         Section 8.4 Nature of Remedies. Lender shall have the right to proceed against all or any portion of the Collateral to satisfy the liabilities and Obligations of Borrower to Lender in any order. All rights and remedies granted Lender hereunder and under any agreement referred to herein, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Lender may proceed with any number of remedies at the same time until the Loans, and all other existing and future liabilities and obligations of Borrower to Lender, are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Lender, upon the occurrence of an Event of Default, may proceed against Borrower, and/or the Collateral, at any time, under any agreement, with any available remedy and in any order.

                                   ARTICLE IX
                                  MISCELLANEOUS

         Section 9.1       Expenses and Taxes.

                  (a) Borrower agrees to pay, whether or not the Closing occurs, a reasonable documentation preparation fee equal to $17,000, together with actual audit and appraisal fees and all other out-of-pocket charges and expenses incurred by Lender in connection with the negotiation, preparation, execution and recordation of the Loan Documents and preparation for Closing, including (without limitation) all title premiums and search charges, recordation and transfer taxes and fees, UCC filing fees, and all other amounts incurred in connection therewith. The maximum amount of such closing costs for which Borrower shall be responsible shall not exceed $17,000, excluding the Commitment Fee and the Structuring Fee (as defined in the Term Note) equal to $50,000, minus $10,000 (i.e., $40,000) credited by Lender, all title premiums, title search costs and other charges of the Title Company, recording fees and recordation and transfer taxes (if any), for which the Borrower shall be responsible. In addition, Borrower shall pay all reasonable fees associated with any amendments to the Loan Documents following Closing. Borrower also agrees to pay all reasonable out-of-pocket charges and expenses incurred by Lender (including the fees and expenses of Lender's counsel) in connection with the enforcement, protection or preservation of any right or claim of Lender and the collection of any amounts due under the Loan Documents.

                  (b) Borrower shall pay all taxes (other than taxes based upon or measured by Lender's income or revenues or any personal property tax), if any, in connection with the issuance of the Note and the recording of the security documents therefor. The obligations of Borrower under this clause (b) shall survive the payment of Borrower's indebtedness hereunder and the termination of this Agreement.

         Section 9.2 Entire Agreement; Amendments. This Agreement and the other Loan Documents constitute the full and entire understanding and agreement among the parties with regard to their subject matter and supersede all prior written or oral agreements, understandings, representations and warranties made with respect thereto. No amendment, supplement or modification of this Agreement nor any waiver of any provision thereof shall be made except in writing executed by the party against whom enforcement is sought.

         Section 9.3 No Waiver; Cumulative Rights. No waiver by any party hereto of any one or more defaults by the other party in the performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law, in equity or otherwise.

         Section 9.4 Notices. Any notice or other communication required or permitted hereunder shall be in writing and personally delivered, mailed by registered or certified mail (return receipt requested and postage prepaid), sent by telecopier (with a confirming copy sent by regular mail), or sent by prepaid overnight courier service, and addressed to the relevant party at its address set forth below, or at such other address as such party may, by written notice, designate as its address for purposes of notice hereunder:

                  (a)      If to Lender, at:

                           HCFP Funding, Inc.
                           2 Wisconsin Circle, 4th floor
                           Chevy Chase, Maryland 20815
                           Attention:  Ethan D. Leder, President
                           Telephone:  (301) 961-1640
                           Telecopier:  (301) 664-9866

                  (b)      If to Borrower, at:

                           c/o Balanced Care Corporation
                           5021 Louise Drive
                           Suite 200
                           Mechanicsburg, PA 17055
                           Attention: Clint Fegan, Chief Financial Officer

                           Telephone:       (717) 796-6187
                           Telecopier:      (717) 796-6150

                           With a copy to:

                           Wolf, Block, Schorr and Solis-Cohen LLP
                           12th Floor Packard Building
                           Philadelphia, PA  19102-2678
                           Attention:  John M. Coogan, Jr., Esquire
                           Telephone:       (215) 977-2012
                           Telecopier:      (215) 977-2334

If mailed, notice shall be deemed to be given five (5) days after being sent, if sent by personal delivery or telecopier, notice shall be deemed to be given when delivered, and if sent by prepaid courier, notice shall be deemed to be given on the next Business Day following deposit with the courier.

         Section 9.5 Severability. If any term, covenant or condition of this Agreement, or the application of such term, covenant or condition to any party or circumstance shall be found by a court of competent jurisdiction to be, to any extent, invalid or unenforceable, the remainder of this Agreement and the application of such term, covenant, or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition shall be valid and enforced to the fullest extent permitted by law. Upon determination that any such term is invalid, illegal or unenforceable, the parties hereto shall amend this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner.

         Section 9.6 Successors and Assigns. This Agreement, the Note, the Mortgage and the other Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns. Notwithstanding the foregoing, Borrower may not assign any of its rights or delegate any of its obligations hereunder without the prior written consent of Lender, which may be withheld in its sole discretion. Lender may sell, assign, transfer, or participate any or all of its rights or obligations hereunder without notice to or consent of Borrower.

         Section 9.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one instrument.

         Section 9.8 Interpretation. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any party because that party or its legal representative drafted that provision. The titles of the paragraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Any pronoun used in this Agreement shall be deemed to include singular and plural and masculine, feminine and neuter gender as the case may be. The words "herein," "hereof," and "hereunder" shall be deemed to refer to this entire Agreement, except as the context otherwise requires.

         Section 9.9 Survival of Terms. All covenants, agreements, representations and warranties made in this Agreement, any other Loan Document, and in any certificates and other instruments delivered in connection therewith shall be considered to have been relied upon by Lender and shall survive the making by Lender of the Loans herein contemplated and the execution and delivery to Lender of the Note, and shall continue in full force and effect until all liabilities and obligations of Borrower to Lender are satisfied in full.

         Section 9.10 Release of Lender. Borrower releases Lender, its officers, employees, and agents, of and from any claims for loss or damage resulting from acts or conduct of any or all of them, unless caused by Lender's recklessness, gross negligence, or willful misconduct.

         Section 9.11 Time. Whenever Borrower is required to make any payment or perform any act on a Saturday, Sunday, or a legal holiday under the laws of the State of Maryland (or other jurisdiction where Borrower is required to make the payment or perform the act), the payment may be made or the act performed on the next Business Day. Time is of the essence in Borrower's performance under this Agreement and all other Loan Documents.

         Section 9.12 Commissions. The transaction contemplated by this Agreement was brought about by Lender and Borrower acting as principals and without any brokers, agents, or finders being the effective procuring cause. Borrower represents that it has not committed Lender to the payment of any brokerage fee, commission, or charge in connection with this transaction. If any such claim is made on Lender by any broker, finder, or agent or other person claiming by or through Borrower, Borrower will indemnify, defend, and hold Lender harmless from and against the claim and will defend any action to recover on that claim, at Borrower's cost and expense, including Lender's counsel fees. Borrower further agrees that until any such claim or demand is adjudicated in Lender's favor, the amount demanded will be deemed a liability of Borrower under this Agreement, secured by the Collateral.

         Section 9.13 Third Parties. No rights are intended to be created hereunder or under any other Loan Document for the benefit of any third party donee, creditor, or incidental beneficiary of Borrower. Nothing contained in this Agreement shall be construed as a delegation to Lender of Borrower's duty of performance, including without limitation Borrower's duties under any account or contract in which Lender has a security interest.

         Section 9.14 Discharge of Borrower's Obligations. Lender, in its sole discretion, shall have the right at any time, and from time to time, following prior notice to Borrower if Borrower fails to do so, to: (i) obtain insurance covering any of the Collateral as required hereunder; (ii) pay for the performance of any of Borrower's obligations hereunder; (iii) discharge taxes, liens, security interests, or other encumbrances at any time levied or placed on any of the Collateral in violation of this Agreement unless Borrower is in good faith with due diligence by appropriate proceedings contesting those items; and
(iv) pay for the maintenance and preservation of any of the Collateral. Expenses and advances shall be added to the Loan, until reimbursed to Lender and shall be secured by the Collateral. Any such payments and advances by Lender shall not be construed as a waiver by Lender of an Event of Default.

         Section 9.14 Information to Participants. Lender may divulge to any participant it may obtain in the Loan, or any portion thereof, all information, and furnish to such participant copies of reports, financial statements, certificates, and documents obtained under any provision of this

Agreement or any other Loan Document, provided Lender obtains the written consent of such participant to hold such items as confidential and proprietary information of Borrower.

         Section 9.15 Indemnity. Borrower hereby agrees to indemnify and hold harmless Lender, its partners, officers, agents and employees (collectively, "Indemnitee") from and against any liability, loss, cost, expense, claim, damage, suit, action or proceeding ever suffered or incurred by Lender (including reasonable attorneys' fees and expenses) arising from an Event of Default. In addition, Borrower shall defend Indemnitee against and save it harmless from all claims of any Person with respect to the Collateral. Notwithstanding any contrary provision in this Agreement, the obligation of Borrower under this Section 9.16 shall survive the payment in full of the Obligations and the termination of this Agreement.

         Section 9.16 Choice of Law; Consent to Jurisdiction. THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. IF ANY ACTION ARISING OUT OF THIS AGREEMENT OR THE NOTE IS COMMENCED BY LENDER IN THE STATE COURTS OF THE STATE OF MARYLAND OR IN THE U.S. DISTRICT COURT FOR THE DISTRICT OF MARYLAND, BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION AND TO THE LAYING OF VENUE IN THE STATE OF MARYLAND. ANY PROCESS IN ANY SUCH ACTION SHALL BE DULY SERVED IF MAILED BY REGISTERED MAIL, POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS DESCRIBED IN SECTION 9.4 HEREOF.

         Section 9.17 Waiver of Trial by Jury. BORROWER HEREBY (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND
(B) WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY BORROWER, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES HERETO, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF BORROWER'S WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER (INCLUDING LENDER'S COUNSEL)

HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO BORROWER THAT LENDER WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

                                 LENDER:

ATTEST:                          HCFP FUNDING, INC.
                                 a Delaware corporation


By: /s/ Debra M. Van Alstyne     By: /s/ Michael Gardullo                [SEAL]
    Name: Debra M. Van Alstyne       Name: Michael Gardullo
    Title: Vice President            Title: Vice President


                                 BORROWER:

ATTEST:                          BALANCED CARE CORPORATION
                                 a Delaware corporation


By:/s/ Robin L. Barber           By:/s/ Robert J. Sutton[SEAL]
   Name: Robin L. Barber            Name:  Robert J. Sutton
   Title: Vice President -          Title: Vice President -
          Legal Affairs,                   Corporate Services and
          Assistant Secretary              Secretary


ATTEST:                          BCC AT HERMITAGE PARK CARE CENTER,
                                 INC.
                                 a Delaware corporation


By:/s/ Robert J. Sutton          By:/s/ Robin L. Barber  [SEAL]
     Name:  Robert J. Sutton          Name:  Robin L. Barber
     Title: Vice President -          Title: Vice President and
            Corporate Services               Secretary
            and Secretary

ATTEST:                        BCC AT LEBANON CARE CENTER, INC.
                               a Delaware corporation


By:/s/ Robert J. Sutton        By:/s/ Robin L. Barber  [SEAL]
     Name:  Robert J. Sutton        Name:  Robin L. Barber
     Title: Vice President -        Title: Vice President and
            Corporate Services             Secretary
            and Secretary

ATTEST:                        BCC AT LEBANON PARK MANOR, INC.
                               a Delaware  corporation


By:/s/ Robert J. Sutton        By:/s/ Robin L. Barber  [SEAL]
     Name:  Robert J. Sutton        Name:  Robin L. Barber
     Title: Vice President -        Title: Vice President and
            Corporate Services             Secretary
            and Secretary

ATTEST:                        BCC AT MT. VERNON PARK CARE CENTER, INC.
                               a Delaware corporation


By:/s/ Robert J. Sutton        By:/s/ Robin L. Barber  [SEAL]
     Name:  Robert J. Sutton        Name:  Robin L. Barber
     Title: Vice President -        Title: Vice President and
            Corporate Services             Secretary
            and Secretary

ATTEST:                        BCC AT MT. VERNON PARK CARE CENTER WEST, INC.
                               a Delaware corporation


By:/s/ Robert J. Sutton        By:/s/ Robin L. Barber  [SEAL]
     Name:  Robert J. Sutton        Name:  Robin L. Barber
     Title: Vice President -        Title: Vice President and
            Corporate Services             Secretary
            and Secretary

ATTEST:                        BCC AT NEVADA PARK CARE CENTER, INC.
                               a Delaware corporation


By:/s/ Robert J. Sutton        By:/s/ Robin L. Barber  [SEAL]
     Name:  Robert J. Sutton        Name:  Robin L. Barber
     Title: Vice President -        Title: Vice President and
            Corporate Services             Secretary
            and Secretary

ATTEST:                        BCC AT NIXA PARK CENTER, INC.
                               a Delaware corporation


By:/s/ Robert J. Sutton        By:/s/ Robin L. Barber  [SEAL]
     Name:  Robert J. Sutton        Name:  Robin L. Barber
     Title: Vice President -        Title: Vice President and
            Corporate Services             Secretary
            and Secretary

ATTEST:                        BCC AT REPUBLIC PARK CENTER, INC.
                               a Delaware corporation


By:/s/ Robert J. Sutton        By:/s/ Robin L. Barber  [SEAL]
     Name:  Robert J. Sutton        Name:  Robin L. Barber
     Title: Vice President -        Title: Vice President and
            Corporate Services             Secretary
            and Secretary

ATTEST:                        BCC AT SPRINGFIELD CARE CENTER, INC.
                               a Delaware corporation


By:/s/ Robert J. Sutton        By:/s/ Robin L. Barber  [SEAL]
     Name:  Robert J. Sutton        Name:  Robin L. Barber
     Title: Vice President -        Title: Vice President and
            Corporate Services             Secretary
            and Secretary

ATTEST:                        DIXON MANAGEMENT, INC.
                               a Missouri corporation


By:/s/ Robert J. Sutton        By:/s/ Robin L. Barber  [SEAL]
     Name:  Robert J. Sutton        Name:  Robin L. Barber
     Title: Vice President -        Title: Vice President and
            Corporate Services             Secretary
            and Secretary


ATTEST:                        BCC AT DARLINGTON, INC.
                               a Delaware corporation


By:/s/ Robert J. Sutton        By:/s/ Robin L. Barber  [SEAL]
     Name:  Robert J. Sutton        Name:  Robin L. Barber
     Title: Vice President -        Title: Vice President and
            Corporate Services             Secretary
            and Secretary

ATTEST:                        BALANCED CARE AT EYERS GROVE, INC.
                               a Delaware corporation


By:/s/ Robert J. Sutton        By:/s/ Robin L. Barber  [SEAL]
     Name:  Robert J. Sutton        Name:  Robin L. Barber
     Title: Vice President -        Title: Vice President and
            Corporate Services             Secretary
            and Secretary

ATTEST:                        BALANCED CARE AT BUTLER, INC.
                               a Delaware corporation


By:/s/ Robert J. Sutton        By:/s/ Robin L. Barber  [SEAL]
     Name:  Robert J. Sutton        Name:  Robin L. Barber
     Title: Vice President -        Title: Vice President and
            Corporate Services             Secretary
            and Secretary

ATTEST:                        BALANCED CARE AT SARVER, INC.
                               a Delaware corporation


By:/s/ Robert J. Sutton        By:/s/ Robin L. Barber  [SEAL]
     Name:  Robert J. Sutton        Name:  Robin L. Barber
     Title: Vice President -        Title: Vice President and
            Corporate Services             Secretary
            and Secretary

ATTEST:                        BALANCED CARE AT NORTH RIDGE, INC.
                               a Delaware corporation


By:/s/ Robert J. Sutton        By:/s/ Robin L. Barber  [SEAL]
     Name:  Robert J. Sutton        Name:  Robin L. Barber
     Title: Vice President -        Title: Vice President and
            Corporate Services             Secretary
            and Secretary

                                    EXHIBIT F
                     LIST OF ACCOUNTS RECEIVABLE FACILITIES
                                       and
                          ACCOUNTS RECEIVABLE BORROWERS


1. The "Accounts Receivable Facilities" and the "Accounts Receivable Borrowers" are as follows:

BCC AT HERMITAGE PARK CARE CENTER, INC., doing business as
Balanced Care, Hermitage
         Highway 54 and 1st Street
         Hermitage, MO 65668

BCC AT LEBANON CARE CENTER, INC., doing business as Balanced Care, Lebanon North
         596 Morton Road
         Lebanon, MO 65536

BCC AT LEBANON PARK MANOR, INC., doing business as Balanced Care, Lebanon South
         514 W. Fremont Road
         Lebanon, MO 65536

BCC AT MT. VERNON PARK CARE CENTER, INC., doing business as
Balanced Care, Springfield West II
         3403 West Mt. Vernon
         Springfield, MO 65802

BCC AT MT. VERNON PARK CARE CENTER WEST, INC., doing business as
Balanced Care, Springfield West I
         3403 West Mt. Vernon
         Springfield, MO 65802

BCC AT NEVADA PARK CARE CENTER, INC., doing business as
Balanced Care, Nevada
         700 East Highland
         Nevada, MO 64772

BCC AT NIXA PARK CENTER, INC., doing business as
Balanced Care, Nixa
         1104 North Main
         Nixa, MO 65714

BCC AT REPUBLIC PARK CENTER, INC., doing business as
Balanced Care, Republic
         901 East Highway 174
         Republic, MO 65738

BCC AT SPRINGFIELD CARE CENTER, INC., doing business as Balanced Care, Springfield East
         3535 East Cherokee
         Springfield MO 65809

DIXON MANAGEMENT INC., doing business as Balanced Care, Dixon
         301 East 10th Street
         Dixon, MO 65459